UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

Pool Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2025 Annual Meeting
and Proxy Statement

Wednesday, April 30, 2025
9:00 a.m. Central Time

Online at
www.virtualshareholdermeeting.com/POOL2025

Dear Fellow Shareholder,

I am pleased to invite you to attend our 2025 annual meeting of stockholders (the Annual Meeting) on Wednesday, April 30, 2025, at 9:00 a.m. Central Time. The Annual Meeting will be held in a virtual-only format, via live webcast, and there will not be a physical meeting location. You will be able to virtually attend the Annual Meeting, vote and submit your questions by following the instructions in the accompanying proxy materials.

Your vote is important to us. The accompanying Annual Notice of Meeting and Proxy Statement describe the matters being voted on and contain other information relating to Pool Corporation. Please read these materials carefully. Whether or not you plan to virtually attend the meeting, please ensure that your shares are represented by giving us your proxy. You can do so by telephone, by internet or by signing and dating the enclosed proxy form and returning it promptly by mail.

We value your investment in Pool Corporation, and we look forward to your participation in the Annual Meeting.

Sincerely,
Peter D. Arvan
President, Chief Executive Officer and Director

POOL CORPORATION
_____________________
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Pool Corporation (the Company, we, us or our) cordially invites you to virtually attend its 2025 annual meeting of stockholders (the Annual Meeting) on Wednesday, April 30, 2025, at 9:00 a.m. Central Time. The Annual Meeting will be held in a virtual meeting format only. You will not be able to physically attend the Annual Meeting. You will be able to virtually attend the Annual Meeting, vote and submit your questions by visiting www.virtualshareholdermeeting.com/POOL2025, entering the 16-digit control number included on your proxy card and following the instructions for participation and voting.

At the Annual Meeting, you will be asked to:
1.elect the nine director nominees named in our attached Proxy Statement, each to serve a one-year term or until their successors have been elected and qualified;
2.ratify the retention of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the 2025 fiscal year; and
3.cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in our attached Proxy Statement (the say-on-pay vote).

Stockholders will consider any other business which may properly come before the Annual Meeting. The accompanying Proxy Statement describes the matters being voted on and contains other information relating to Pool Corporation. Please read it carefully.

The Board of Directors has set Wednesday, March 12, 2025, as the record date for the Annual Meeting. If you owned shares of the Company’s common stock at the close of business on that date, you are entitled to receive this notice and to vote on the matters to be brought before the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,
Jennifer M. Neil
Corporate Secretary
Covington, Louisiana
March 27, 2025

Every stockholder’s vote is important. Please sign, date and return the enclosed proxy card, or authorize your proxy by telephone or via the internet as instructed on the proxy card, whether or not you plan to attend the Annual Meeting. See “Frequently Asked Questions Regarding Attendance and Voting” for information about voting by telephone or internet.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 30, 2025:
The Company’s 2025 Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2024 are available at http://ir.poolcorp.com/proxy-statements-annual-reports.

POOL CORPORATION

We include website addresses throughout this Proxy Statement for reference only. The information contained or referenced on our website and other websites mentioned in this Proxy Statement are not a part of this Proxy Statement and are not deemed incorporated by reference into this Proxy Statement or any of our other public filings made with the Securities and Exchange Commission (SEC).

Except for historical and factual information contained herein, matters set forth in our 2025 proxy materials identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements as defined by the federal securities laws and are subject to the “safe harbor” protection thereunder. Actual events and results may differ materially from those anticipated by us in those statements due to several factors, including those disclosed in our other filings with the SEC. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

POOL CORPORATION

109 Northpark Boulevard
Covington, Louisiana 70433

PROXY STATEMENT

Frequently Asked Questions Regarding Attendance and Voting
Q: Why did I receive this proxy statement?
A: We are sending this proxy statement to you because our Board of Directors (the Board) is soliciting your proxy to vote your shares at our 2025 annual meeting of stockholders (the Annual Meeting). This proxy statement summarizes information you need to vote at the Annual Meeting to be held on Wednesday, April 30, 2025, at 9:00 a.m. Central Time via live webcast on the internet, and any adjournment or postponement of the meeting. This proxy statement is being sent to record date stockholders on or about March 27, 2025.
Q: Who may vote and how many shares must be represented to hold the Annual Meeting?
A: Only stockholders of record at the close of business on March 12, 2025, may vote. As of that date, there were 37,718,199 shares of our Common Stock outstanding. The holders of a majority of those shares will constitute a quorum, which is necessary to conduct the business of the Annual Meeting. This means at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting either in person or by proxy. If you submit your proxy or if you virtually attend the Annual Meeting, your shares will be counted for the purpose of determining a quorum, even if you abstain from voting on some or all matters introduced at the Annual Meeting. Also, if you beneficially hold your shares in “street name” (further described below), your shares will be counted in determining a quorum if your bank, broker or other holder of record votes your shares on any matter.
Q: How many votes do I have?
A: With respect to the election of directors, each stockholder is entitled to one vote for every share of common stock, $0.001 par value (Common Stock), owned on the record date for each position to be filled. For each other matter, each stockholder is entitled to one vote per share.
Q: When and where will the Annual Meeting be held?
A: The Annual Meeting will be held in a virtual meeting format only on Wednesday, April 30, 2025, at 9:00 a.m. Central Time via live webcast on the internet, accessible at www.virtualshareholdermeeting.com/POOL2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow ample time for the check-in procedures.
Q: What proposals will be voted on at the Annual Meeting?
A: At the Annual Meeting, you will be asked to:
(1)elect the nine director nominees named in this Proxy Statement to the Board of Directors, each to serve a one-year term or until their successors have been elected and qualified;
(2)ratify the retention of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the 2025 fiscal year; and
(3)cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (the say-on-pay vote).

Stockholders will consider any other business which may properly come before the Annual Meeting. The Board does not know of any additional matters to be presented at our Annual Meeting other than those described in this Proxy Statement.
Q: How does the Board recommend that I vote?
A: The Board unanimously recommends that you vote your shares FOR the election of each of the director nominees and FOR proposals 2 and 3 described above.

Q: How can I vote my shares without virtually attending the Annual Meeting?
A: The answer depends on whether you hold shares directly in your name (holder of record), or indirectly through a bank, broker, trustee or other holder of record (beneficial owner).
•Holder of record. You are the holder of record if your shares are registered in your name with our registrar, Computershare Trust Company, N.A. In this case, we sent these proxy materials directly to you. You may vote your shares electronically during the Annual Meeting, or you may grant us your proxy to vote your shares by using the enclosed proxy card or by telephone or the internet. The proxy card provides voting instructions.
•Beneficial owner. You are the beneficial owner if you hold your shares indirectly through a bank, broker, trustee or other holder of record. (Beneficial owners holding their shares at a bank or through a brokerage account are sometimes called “street name” holders.) In this case, we sent these proxy materials to the holder of record, and they were forwarded to you with a voting instruction card. As the shares’ beneficial owner, you may direct your bank, broker, trustee or other holder of record how to vote, and you are also invited to participate in the meeting. Please refer to the information provided by your bank, broker, trustee or other holder of record for further information on how to virtually attend the Annual Meeting, vote and submit questions.
Q: Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person meeting?
A: Yes. For the convenience of our stockholders and employees, our Board has determined to hold the Annual Meeting solely by means of remote communication via live webcast on the internet. This is often referred to as a “virtual annual meeting.” The virtual stockholder meeting webcast, hosted by Broadridge, allows all stockholders to join the meeting, regardless of location. We have taken steps to ensure that the format of the virtual Annual Meeting affords stockholders a similar experience and opportunities to participate comparable to those associated with in-person meetings. You can access the rules of conduct for the meeting on the meeting website at www.virtualshareholdermeeting.com/POOL2025.
You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your proxy card or voting instruction form. Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/POOL2025. Subject to our rules of conduct for the meeting, we will respond to as many inquiries at the Annual Meeting as time allows. Off-topic, personal or other inappropriate questions will not be answered.
Q: How can I vote my shares in person and participate in the Annual Meeting?
A: You may participate in the virtual Annual Meeting if you are a stockholder of record at the close of business on March 12, 2025, the record date. You will be able to virtually attend the Annual Meeting, vote and submit your questions by visiting www.virtualshareholdermeeting.com/POOL2025. Please enter the 16-digit control number included on your proxy card and follow the instructions for participation and voting.
If you are the beneficial owner, you may also vote electronically at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee. However, even if you plan to virtually attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you are unable to attend the Annual Meeting.
Q: What if I have technical difficulties during the check-in time or during the Annual Meeting?
A: If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/POOL2025. Please be sure to check in by 8:45 a.m. Central Time on Wednesday, April 30, 2025, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live webcast begins.
Q: Could other matters be decided at the Annual Meeting?
A: Stockholders have not submitted to us any matters to be considered at the Annual Meeting in conformity with our Bylaws, and we are otherwise unaware of any matters to be presented other than those described in this Proxy Statement. By signing and returning a proxy card, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, including any adjournment or postponement thereof, and they intend to vote on any such matter as recommended by the Board.
Q: What if I do not indicate my voting instructions for one or more of the matters on my proxy card?
A: If you execute and return your proxy but do not give voting instructions with respect to some or all of the matters brought before the Annual Meeting, your shares will be voted with respect to such matters as recommended by the Board. This means that unless your proxy is otherwise marked, properly executed proxies will be voted FOR the election of each of the director nominees and FOR proposals 2 and 3 (the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025 and the say-on-pay vote).

Q: What happens if I do not vote? What is discretionary voting authority, and what is a broker non-vote?
A: If you are a holder of record and do not return a proxy or vote at the Annual Meeting, your shares will not be voted.
If you are a beneficial owner, you are entitled to give voting instructions to your bank, broker or other holder of record, and they must vote your shares according to your timely-submitted and properly completed instructions. If you do not properly or timely provide instructions, then brokers generally have discretionary authority to vote on “routine” matters but not on “non-routine” matters. A “broker non-vote” occurs when a beneficial owner does not give voting instructions to the bank, broker or other holder of record on matters deemed “non-routine.” Broker non-votes are treated as (i) present for purposes of determining the existence of a quorum at the Annual Meeting and (ii) not cast or entitled to be voted with respect to matters submitted to a vote.
Proposal 2, the ratification of the retention of our independent registered public accounting firm, is the only matter to be brought before the Annual Meeting that is considered routine, and thereby is the only matter upon which your broker or other nominee has discretionary authority to vote if you do not provide voting instructions. The remaining proposals listed in this Proxy Statement (the election of directors and the say-on-pay vote) are considered non-routine matters. For both of these matters, the failure of beneficial holders to timely submit voting instructions will result in broker non-votes with respect to such holder’s beneficially owned shares.
Q: What are the voting options and the vote required to approve each proposal? What are the effects of abstentions and broker non-votes?

Proposal	Voting Options	Vote Required to Approve the Proposal (1)	Effect of Abstentions	Effect of Broker Non-Votes
No. 1 - Elect the nine director nominees named in this Proxy Statement	You may vote for or against each director nominee, or you may abstain.
To be elected, each director nominee must receive an affirmative vote of the majority of votes cast. This means that the votes cast “for” a nominee’s election must exceed the votes cast “against” the nominee. (2)
			No effect because only votes cast are considered	No effect because only votes cast are considered

No. 2 - Ratify retention of independent registered public accounting firm for 2025	You may vote for or against the proposal, or you may abstain.	This proposal must receive an affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.	Treated as votes against	Brokers have discretionary authority to vote on this proposal, so we do not anticipate that there should be any broker non-votes on this item.

No. 3 - Say-on-pay vote	You may vote for or against the proposal, or you may abstain.	This proposal must receive an affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.	Treated as votes against	No effect because shares are not entitled to be voted
(1) Under our Bylaws, each matter, other than the election of directors, requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy and entitled to vote on such matter, except as otherwise provided by law, our Certificate of Incorporation, or our Bylaws.

(2) This is the voting standard applicable to the Annual Meeting’s uncontested election of directors. In contested elections (where the number of director nominees exceeds the number of directors to be elected), our directors would instead be elected by a plurality of shares of our Common Stock voted.

Q: Can I change or revoke my proxy?
A: Yes. If you are a record holder, you may change or revoke your proxy at any time before the shares are voted at the Annual Meeting by doing one of the following:
a)timely mail (i) a new properly executed proxy with a later date or (ii) a written revocation addressed to:
Pool Corporation
Jennifer M. Neil, Corporate Secretary
109 Northpark Boulevard
Covington, LA 70433-5001
or
b)virtually attend the Annual Meeting and vote electronically.
Attending the Annual Meeting without voting will not revoke your proxy.
If you hold your shares in street name, you may timely submit new voting instructions by contacting your broker, bank or other nominee. You may also vote at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.
Q: Why did I receive more than one set of proxy materials?
A: Receiving more than one set of proxy materials generally means you have shares held in different names or different accounts. It’s important that you respond to all the proxy solicitation requests to ensure that all of your shares are voted.
Q: Who will pay the expenses incurred in connection with the solicitation of my vote?
A: We pay the cost of preparing proxy materials and soliciting your vote. We will, upon request, reimburse brokers and other nominees for the cost of mailing materials to beneficial owners. Some of our employees, who will receive no additional compensation, may solicit proxies by telephone or electronic mail. We also pay all Annual Meeting expenses.
Q: Who presides over the Annual Meeting?
A: Our Chairman of the Board will preside over the Annual Meeting. The Chairman will have the power to declare the actions of any stockholder as out of order, and he may also disregard any proposed nomination of a director nominee or any other matter that is not presented in accordance with our Bylaws. The Chairman may also exercise broad discretion regarding (i) recognizing stockholders who wish to speak, (ii) determining the extent of discussion of each item of business and (iii) consolidating the Company’s responses to similar questions. In the Chairman’s absence, our chief executive officer, or in his absence any other person designated by the Board or the Chairman, will act as chairman of and preside at the meeting.
Q: What happens if the Annual Meeting is postponed or adjourned?
A: Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy at any time until it is voted.
Q: Who counts the votes?
A: Broadridge Financial Solutions tabulates the votes.

Election of Directors
(Proposal 1)

General

Our Bylaws provide that the size of our Board may be increased or decreased from time to time by resolution of the Board. Currently the Board consists of nine members.

2025 Board Nominees

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the nine individuals named in this Proxy Statement to serve another one-year term. Other than Mr. Murphy, each of the nominees was previously elected by our stockholders at the 2024 annual meeting of stockholders. Each of the nominees has indicated his or her intention to serve if elected; however, if any director nominee is unable or unwilling to take office upon being elected at the Annual Meeting, your proxy may be voted in favor of another person or other persons nominated by the Board. If elected, each director nominee will serve a one-year term expiring at our 2026 annual meeting of stockholders or until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Our Bylaws include a majority voting standard in uncontested director elections. This means that if the number of shares voted against any sitting director is more than the number of shares voted for the election of that director, the director must submit a letter to the Board offering to resign.  The Board, after considering the recommendation of the Nominating and Corporate Governance Committee, must then decide whether to accept, reject or take other action with respect to the resignation within 90 days from certification of the election results.

Board Refreshment

Upon the recommendation of the Nominating and Corporate Governance Committee and following the search described below, the Board added Kevin M. Murphy as a director on June 3, 2024. Six of our nine directors have been added to the Board since 2018, and five of these are independent directors.

Board Assessment and Membership Criteria

At least annually, our Nominating and Corporate Governance Committee evaluates the effectiveness of our Board and Board committees and reviews the appropriateness of the composition and size of our Board and Board committees. In connection with identifying, evaluating and considering potential nominees, our Nominating and Corporate Governance Committee looks for candidates with relevant educational, business and industry experience with demonstrated character and judgment, in accordance with the policy set forth in our Corporate Governance Guidelines. Further, the committee seeks to identify individuals with the highest personal and professional ethics, integrity and values, who can commit themselves to representing the long-term interests of our stockholders. The committee also seeks nominees who have an inquisitive and objective perspective, practical wisdom and mature judgment. Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on our Board for a meaningful period of time.

In reviewing the composition of our Board and potential nominees, our Nominating and Corporate Governance Committee also considers the director independence and committee requirements of The Nasdaq Stock Market LLC (Nasdaq) listing rules and all legal requirements. Our Board seeks independent directors with a broad range of experience, professions, skills, geographic representation, perspectives and backgrounds, which we believe enhances the quality of the Board’s deliberations and decisions. We provide new directors with orientation materials to familiarize them with our business, operations and strategies to optimize their service as directors.

As it did over the past year, the Nominating and Corporate Governance Committee may from time to time retain nationally-recognized search firms to assist in identifying candidates to be reviewed and interviewed by the Board.

Our Nominating and Corporate Governance Committee and Board believe the nominees fulfill the criteria described above. In addition, the Board has determined that seven of our nine director nominees (including all committee members) are independent under Nasdaq listing rules. The Board has further determined that all three current members of our Audit Committee are “audit committee financial experts,” as defined by the SEC rules. In addition to reviewing these personal attributes, our Nominating and Corporate Governance Committee and Board have determined that the nine director nominees collectively possess a range of skills and experience suitable for overseeing our operations and industry. We describe these qualifications individually for each nominee below.

Board Composition

The Board recognizes that its success hinges on its ability to successfully navigate a broad spectrum of challenges. To that end, the Board’s composition and culture are crucial, with varying backgrounds and refreshment serving as two fundamental concepts that strengthen the Board’s ability to provide effective oversight and attain its ultimate goal of maximizing stockholder value. We are committed to maintaining a balanced board, with members who bring a variety of skills, expertise, experiences, perspectives, tenures and personal characteristics. We are also committed to a balanced approach to director tenure, allowing the Board to benefit from the knowledge and experience of longer-serving directors as well as fresh perspectives from newer directors.
Information about our Director Nominees

Below is biographical information about each of our director nominees, including information regarding tenure as a director, business experience and qualifications, education and other public company directorships.  The summaries are not comprehensive, but describe the primary experiences, attributes and skills that led the Nominating and Corporate Governance Committee and our Board to nominate these individuals to serve as directors of our Company.  In addition to the qualifications referred to below, we believe each of our directors has a reputation for demonstrating integrity, honesty, high ethical standards and sound business judgment.

The Board unanimously recommends a vote FOR each of the below-listed director nominees.

Business experience:
Mr. Arvan has served as our president and chief executive officer since January 2019. He served as our executive vice president from January 2017 to January 2019 and as our chief operating officer from August 2017 to January 2019. Prior to joining Pool Corporation, Mr. Arvan served as chief executive officer of Roofing Supply Group from 2013 to 2015 and as president of GE/SABIC Polymershapes from 2004 to 2013.

Other qualifications:
Mr. Arvan graduated cum laude from the State University of New York at Utica with a Bachelor of Professional Studies in Business Administration. Among other qualifications, Mr. Arvan brings to the Board senior leadership experience, strong operating expertise and marketing and strategic planning knowledge.

Peter D. Arvan Age: 59 Director since: 2019 Areas of expertise include: •Management •Strategic planning •Marketing •Operations •Industry knowledge

Business experience:
Ms. Gervasi currently serves as a senior advisor and executive coach at My Next Season, a consulting company. From 2012 to 2020, she served as the chief human resources officer and later as an executive advisor to the CEO and board of directors of The Hartford Financial Services Group, Inc. (The Hartford; NYSE: HIG), an insurance and investment company, where she also served as senior vice president of human resources from 2010 to 2012. Prior to joining The Hartford, Ms. Gervasi held a variety of human resource positions with General Electric and Saudi Basic Industries, where she gained a strong foundation in managing global workforces and driving cultural transformations.
Other qualifications:
Ms. Gervasi earned a bachelor’s degree in American Studies and Business from the University of St. Joseph, and she holds a Master of Business Administration in human resources from the Lally School of Management and Technology at Rensselaer Polytechnic Institute. Among other qualifications, Ms. Gervasi brings to the Board extensive leadership and human capital experience and a strong history of talent management across multiple industries.

Martha S. Gervasi Independent Age: 63 Director since: 2021 Areas of expertise include: •Mergers and acquisitions •Strategic planning •Corporate governance •Succession planning •Human resources/compensation

Business experience:
From 2018 to 2022, Mr. Hope was executive vice president and chief financial officer of Performance Food Group Company (NYSE: PFGC); he served as PFGC’s executive vice president of operations from 2014 to 2018. Prior to joining PFGC, Mr. Hope spent 26 years in various executive leadership roles at Sysco Corporation (NYSE: SYY), a food distributor, most recently serving as executive vice president of business transformation. Before that, Mr. Hope progressed through several financial and sales leadership positions including senior vice president of sales and marketing and president and CEO of Sysco’s Kansas City operating company.

Other directorships:
Mr. Hope serves as a director of Core & Main Inc. (NYSE: CNM), a specialized distributor of water, wastewater, storm drainage and fire protection products.

Other qualifications:
Mr. Hope holds a Bachelor of Business Administration from the University of Texas at Austin and brings to the Board a well-rounded background including public company accounting and reporting, deep experience in all aspects of mergers and acquisitions, strategic planning, and risk management and mitigation.

James D. Hope Independent Age: 65 Director since: 2022 Areas of expertise include: •Finance •Strategic planning •Mergers and acquisitions •Operations •Distribution

Business experience:
Mr. Murphy is the president and chief executive officer of Ferguson Enterprises Inc. (Ferguson; NYSE: FERG), a leading value-added North American distributor of construction products. From 2017 to 2019, he was chief executive officer of U.S. operations at Ferguson and from 2007 to 2017 he served as the chief operating officer of the U.S. business segment. Prior to that, Mr. Murphy gained extensive experience in strategic development and operational performance improvement in a number of leadership positions since he joined Ferguson in 1999 as an operations manager following the acquisition of his family’s business, Midwest Pipe and Supply.
Other directorships:
Mr. Murphy has served as a director of Ferguson (NYSE: FERG) since 2017.
Other qualifications:
Mr. Murphy holds a Bachelor of Science in Business and Marketing from Miami University. Among other qualifications, Mr. Murphy brings to the board extensive senior leadership and distribution experience and a strong history of strategic operational experience.

Kevin M. Murphy Independent Age: 55 Director since: 2024 Areas of expertise include: •Mergers and acquisitions •Strategic planning •Operations •Risk management •Distribution

Business experience:
From 2017 to 2019, Mrs. Oler served as senior vice president/president, North America of W.W. Grainger, Inc. (Grainger; NYSE:GWW ), a distributor of maintenance, repair and operating supplies used by businesses and institutions, gaining strong expertise in business turnarounds and leading transformational initiatives, including a Canadian business turnaround, sales end market segmentation and new pricing models. She joined Grainger as regional sales vice president in 2002 and held several roles with increasing responsibility. Prior to joining Grainger, Mrs. Oler gained extensive sales and leadership experience with Alliant FoodService, Inc. from 1996 to 2002, Kraft Foods from 1986 to 1996 and I. Feldman & Company from 1973 to 1986.
Former directorships:
Mrs. Oler served as a director of Horizon Global Corporation (formerly NYSE: HZN), a leading manufacturer of branded towing and trailering equipment, from 2020 until Horizon was acquired by a private company in 2023.
Other qualifications:
Mrs. Oler holds a Bachelor of Science from the University of Maryland. Among other qualifications, Mrs. Oler brings to the Board extensive leadership and general management experience, a strong history of strategic go-to-market and sales team development, a proven track record of driving revenue growth and significant customer service experience.

Debra S. Oler Independent Age: 70 Director since: 2018 Areas of expertise include: •Management •Marketing and sales •Business development •Turnarounds and business transformation •Distribution

Business experience:
Mr. Perez de la Mesa served as our president and chief executive officer from 2001 until his retirement at the end of 2018; he served as our president and chief operating officer from 1999 to 2001. Prior to leading Pool Corporation, he gained extensive general, financial and operations management experience with Watsco, Inc. from 1994 to 1999, Fresh Del Monte Produce B.V. from 1987 to 1994, International Business Machines Corp. from 1982 to 1987, and Sea-Land Service Inc./R.J. Reynolds, Inc. from 1977 to 1982.
Other directorships:
Mr. Perez de la Mesa serves as a director of Advanced Drainage Systems, Inc. (NYSE:WMS), a publicly traded manufacturer of pipe and related waterworks products in North America.
Other qualifications:
Mr. Perez de la Mesa, Cuban-American, holds a Bachelor of Business Administration from Florida International University and a Master of Business Administration from St. John’s University. Among other qualifications, Mr. Perez de la Mesa brings to the Board extensive management experience, more than 20 years of industry knowledge, a broad strategic vision for the Company and a strong financial acumen.

Manuel J. Perez de la Mesa Age: 68 Director since: 2001 Vice Chairman since: 2019 Areas of expertise include: •Management •Strategic planning •International operations •Finance •Industry knowledge

Business experience:
Mr. Sabater served as a senior global partner at Deloitte & Touche LLP (Deloitte) until 2020. Prior to that, Mr. Sabater served in various senior leadership and operational roles with Deloitte, including as CEO for both the United States and global audit practices and as the managing partner for all of Deloitte’s businesses across North and South America. During his tenure at Deloitte, Mr. Sabater worked closely with the boards of directors and audit committees of several Fortune 500 companies and dynamic mid-sized public and privately held enterprises, gaining nearly 40 years of leadership, accounting and financial expertise.
Other directorships:
Mr. Sabater serves as a director of KBR, Inc. (NYSE: KBR), a science, technology and engineering solutions company and served on the board of PDC Energy, Inc. (Nasdaq: PDCE), an oil and gas company, until 2023.
Other qualifications:
Mr. Sabater, Cuban-American, received a Bachelor of Business Administration from Florida International University and is a certified public accountant. Among other qualifications, Mr. Sabater brings to the board a strong financial acumen and deep experience in SEC financial reporting. He has worked closely with United States and global regulators, including the Public Company Accounting Oversight Board (PCAOB) and the International Forum of Independent Audit Regulators (IFIAR). Mr. Sabater is National Association of Corporate Directors (NACD) certified.

Carlos A. Sabater Independent Age: 66 Director since: 2022 Areas of expertise include: •Finance •Public company audits •Risk management •International operations •Strategic planning •Corporate governance

Business experience:
From 1996 to 1999, Mr. Stokely served as president, chief executive officer and chairman of Richfood Holdings, Inc., a regional Fortune 500 wholesale food distributor and operator of retail grocery stores, prior to its acquisition by SuperValu Inc.
Other directorships:
Mr. Stokely serves as a director of Malibu Boats (Nasdaq: MBUU), a manufacturer of recreational powerboats.
Other qualifications:
Mr. Stokely holds a Bachelor of Arts from the University of Tennessee. Among other qualifications, he brings to the Board experience in providing strategic, financial and risk management advice to companies engaged in a variety of industries, unique strategic insight, distribution and retail expertise and extensive senior leadership experience. Additionally, Mr. Stokely’s previous experience as chief executive officer of Richfood Holdings, Inc. afforded him with significant acquisition experience.

John E. Stokely
Independent

Age: 72
Director since: 2000
Lead independent director since: 2003
Chairman since: 2017

Areas of expertise include:
•Management
•Finance
•Operations
•Corporate governance
•Distribution

Business experience:
Mr. Whalen served as the president and chief executive officer of A.T. Cross Company (subsequently Costa Inc.) from 1999 to 2014, when the company was sold. A.T. Cross manufactured and marketed writing instruments and personal accessories under the Cross brand name and premium sunglasses under the Costa brand name. Prior to joining Cross, Mr. Whalen held various senior positions with Bausch & Lomb Inc. and the G. Heileman Brewing Company and was a consultant for Booz Allen Hamilton.
Former directorships:
Throughout his tenure as CEO, Mr. Whalen was a director of the A.T. Cross Company (formerly Nasdaq: ATX). Additionally, from February 2017 through May 2024, Mr. Whalen served as a director of Delta Apparel Inc. (NYSE: DLA), a diversified, branded apparel company.
Other qualifications:
Mr. Whalen graduated from Trinity College with a Bachelor of Arts with honors, and he received a Master of Business Administration from the University of Chicago. Among other qualifications, Mr. Whalen brings to the Board a background in developing and implementing operating strategies for global companies and extensive senior leadership experience. Additionally, Mr. Whalen’s previous success engineering a major restructuring as well as identifying and integrating a number of acquisitions provides him valuable strategic and operational insight.

David G. Whalen Independent Age: 67 Director since: 2015 Areas of expertise include: •Finance •Strategic planning •Marketing •Mergers and acquisitions •International operations

Corporate Governance

Corporate Governance Documents

Our internet address is www.poolcorp.com. Under our website’s “Investors” section under the “Governance” link, you will find the following corporate governance documents available free of charge via hyperlink:

•Corporate Governance Guidelines;
•charters for the Audit, Compensation, Nominating and Corporate Governance and Strategic Planning Committees;
•Code of Business Conduct and Ethics; and
•other relevant documents.

Board Matrix

The following matrix highlights specific experience, qualifications, attributes, skills and background information that the Nominating and Corporate Governance Committee considered for each director nominee. The matrix is not intended to comprehensively reflect all contributions of our director nominees. A particular director nominee may possess additional experience, qualifications, attributes or skills, even if they are not indicated below.

	Peter Arvan	Martha Gervasi	James Hope	Kevin Murphy	Debra Oler	Manuel Perez de la Mesa	Carlos Sabater	John Stokely	David Whalen
Knowledge, skills and experience:
Senior executive management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance/accounting	✓		✓			✓	✓	✓	✓
Audit committee financial expert			✓				✓		✓
Strategic planning/ business development	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk management			✓	✓			✓
Marketing	✓			✓	✓				✓
Mergers and acquisitions	✓	✓	✓	✓	✓	✓		✓	✓
Operational expertise	✓		✓	✓	✓	✓	✓	✓	✓
International operations	✓	✓			✓	✓	✓		✓
Corporate governance/compliance		✓			✓	✓	✓	✓
Human resources/ executive compensation		✓		✓		✓			✓
Distribution expertise	✓		✓	✓	✓	✓		✓

Director Independence

To be considered independent under the listing rules of Nasdaq, directors must be free from any relationship with management or the Company, which, in the opinion of the Board, would interfere with the exercise of independent judgment. The Board has determined that each of our current directors, other than Mr. Arvan, our president and chief executive officer, and Mr. Perez de la Mesa, our former president and chief executive officer, meets the definition of an independent director as defined by Nasdaq listing rules. The Board’s independent directors regularly meet in executive session (without management present) at each Board and committee meeting.
Board Leadership Structure

Pool Corporation is governed by its Board, which is led by an independent chairman, and its four standing committees, composed entirely of independent directors. The structure of the Board and the responsibilities of the Board and its committees are described in more detail below.
Mr. Stokely currently serves as the Board’s chairman. His responsibilities in this capacity include the following:

•preside over meetings of the Board, each meeting or executive session of the independent directors, and each stockholders’ meeting;
•act as the Board’s principal intermediary with senior management between meetings;
•determine the appropriate schedule of Board meetings after consultation with our chief executive officer (CEO) and other Board members;
•consult with our CEO and other Board members on the agenda of the Board;
•assess the quality, quantity and timeliness of the flow of information from management to the Board;
•direct the retention of independent consultants who report directly to the Board;
•oversee compliance with and implementation of corporate governance policies;
•develop the agenda for meetings or executive sessions of the Board’s independent directors;
•periodically assign tasks to the Board’s committees;
•assist the chair of the Compensation Committee in her evaluation of our CEO’s performance; and
•perform such other functions as the Board may direct.

The principal responsibility of the CEO is to operate and manage the Company. We believe that separation of the chairman and CEO positions has functioned effectively for us since 2001. Separating these positions has allowed our CEO to have primary responsibility for the operational leadership and strategic direction of our business, while allowing our chairman to lead the Board in its fundamental role of providing guidance to and independent oversight of management. Our Bylaws provide that the Board may also elect a vice chairman to perform the duties of the chairman or the CEO in the absence, sickness or otherwise of the chairman or CEO. Mr. Perez de la Mesa has served as vice chairman of the Board since 2019.

Director Attendance at Meetings

Our Board held seven meetings in the 2024 fiscal year. As stated in our Corporate Governance Guidelines, we encourage and expect directors to attend Board meetings and meetings of the Board committees on which they serve. In the 2024 fiscal year, each of our directors attended 75% or more of the total number of Board meetings and meetings of the Board committees on which they served.

We expect our directors to attend the annual meeting of stockholders, just as we expect them to attend Board meetings. All of the directors in office at the time attended last year’s annual meeting.

Role of the Board and its Committees in Risk Oversight and Assessment
Our employees, managers and officers conduct our business under the direction of our CEO and the oversight of our Board to enhance our long-term value for our stockholders. The core responsibility of our Board is to exercise its fiduciary duty to act in the best interests of our Company and our stockholders. In discharging this obligation, our Board and committees perform a number of specific functions, including risk assessment, review and oversight. While management is responsible for the day-to-day management of risk, our Board is responsible for overseeing our risk management programs, ensuring that an appropriate culture of risk management exists within the Company, and assisting management in addressing specific risks, such as strategic, financial, regulatory, cybersecurity, compensation and operational risks.

Our Board’s objective is to have systems and processes in place that assist the Board in identifying and overseeing the management of material risks. As reflected in our Code of Business Conduct and Ethics, our Board seeks to establish a “tone at the top” communicating our Board’s strong commitment to ethical behavior and compliance with the law. In furtherance of these goals, our Board regularly includes agenda items at its meetings relating to its risk oversight obligations and meets with various members of management on a range of topics, including regulatory obligations, disaster recovery and business continuity planning, succession planning, safety and risk management, cybersecurity, sustainability, insurance, information technology and operations. Our Board also sets and regularly reviews quantitative and qualitative limits on managerial authority. Further, in connection with overseeing the strategic direction of our Company, our Board considers the potential rewards and risks of our business opportunities and challenges and monitors the management of risks that may impact our strategic goals.

While risk oversight is ultimately the responsibility of the full Board, we also empower our various Board committees to address risk oversight in their respective areas of expertise and regularly report on their activities to our full Board. Our Strategic Planning Committee routinely reviews with management external and internal risks that may impact our strategic goals. Our Compensation Committee assesses risks related to our compensation programs, and our Nominating and Corporate Governance Committee monitors governance risks. Our Audit Committee regularly reviews our disclosure controls and procedures and internal control over financial reporting, our Code of Business Conduct and Ethics and other legal and regulatory matters affecting our Company, including compliance policies. Our Audit Committee also discusses our major financial risk exposures and steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also assists our Board in reviewing our cybersecurity risk with management. Our senior director of enterprise risk management and internal audit reports to and regularly meets in executive session with our Audit Committee.
Compensation-Related Risk
Our Compensation Committee assesses risks associated with our compensation policies and practices. We do not believe that our compensation policies or practices are reasonably likely to have a material adverse effect on our Company. While risk-taking is a necessary part of growing a business, our compensation philosophy is focused on aligning compensation with the long-term interests of our stockholders as opposed to rewarding short-term management decisions that could pose long-term risks. For example:
•our annual cash award programs are capped for all members of senior management, including our Named Executive Officers (NEOs);
•our Share Ownership Guidelines require our NEOs to hold Company stock;
•we maintain clawback policies for executive compensation;
•our Insider Trading Policy prohibits hedging, pledging or monetization transactions involving our stock (see section below titled “Anti-Hedging Policy”);
•our time-based equity grants cliff vest over a period of three to five years for all management recipients; and
•our performance-based equity grants awarded to our NEOs and key members of management vest only upon the achievement of certain performance metrics.
Moreover, equity awards are granted annually, which means executives always have unvested awards that could significantly decrease in value if our business is not managed for the long term.
Sustainability
We are committed to sustainable business practices, which include offering energy-efficient and environmentally-friendly products to our customers, closely monitoring our sourcing activities, and being good stewards within the communities we serve. In our operations, maximizing the efficiency of our fleet and improving the energy efficiency of our facilities help us to manage our carbon footprint. We continually strive to ensure success in our business while protecting resources for future generations. We also endeavor to handle, distribute, transport and dispose of our products in a responsible manner, particularly the chemicals and fertilizers that we sell.

For more information on our sustainability efforts, please read our 2023 Corporate Responsibility Report and our 2024 Annual Report on Form 10-K or visit the Responsibility tab of our website at www.poolcorp.com/responsibility.
Stockholder Engagement
Throughout the year, we regularly engage with our stockholders to review our financial performance and strategic initiatives and discuss emerging issues so that management can better understand our stockholders’ perspectives. We believe this active dialogue is important to our commitment to deliver exceptional, sustainable value to our stockholders. Periodically, we solicit feedback through a third-party investor perception study to gauge investor sentiment. Our CEO, CFO, and members of our investor relations team maintain regular contact with a broad base of stockholders. Engagement with stockholders includes quarterly earnings calls, investor conferences, and other meetings. Every other year, we host an investor day where senior management presents our long-term strategic goals and outlook for the current year. The presentation materials for our March 2024 Investor Day are available on our website at www.poolcorp.com in the “Investors” section under the “Presentations” link.

Access to Management and Employees
Directors have full and unrestricted access to our management and employees. Additionally, key members of management attend Board meetings from time to time to present information about the results, plans and operations within their areas of responsibility.
Communications with the Board
If you wish to communicate with the Board, you may send correspondence addressed to the full Board, a specific member of the Board or to a particular committee of the Board to 109 Northpark Boulevard, Covington, Louisiana 70433. Communications are distributed, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as junk mail, mass mailings, resumes and other forms of job inquiries and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable may be excluded.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer) and directors. Our Code of Business Conduct and Ethics is posted on our website at www.poolcorp.com and can also be obtained free of charge by sending a request to our corporate secretary at 109 Northpark Boulevard, Covington, Louisiana 70433. If we amend, or grant a waiver from, a provision of our Code of Business Conduct and Ethics, we plan to post such information on our website.
Anti-Hedging Policy
We do not believe that our directors, officers, employees or insiders should engage in short-term or speculative transactions involving our Common Stock. As such, our Insider Trading Policy prohibits directors, officers, employees and insiders from engaging in any of the following activities with respect to our Common Stock:

•trading in our Common Stock on a short-term basis - any Common Stock purchased in the open market must be held for a minimum of six months and ideally longer;
•sales of our Common Stock not owned or not delivered within 20 days of the sale, i.e. “short sales”;
•hedging or monetization transactions involving our Common Stock (including prepaid variable forward contracts, equity swaps, collars and contributing our Common Stock to an exchange fund in exchange for an interest in the fund); and
•the purchase or sale of publicly traded “equity” options in our Common Stock.

Board Committees
Board committees work on key issues in greater detail than would be possible at full Board meetings. The Board has appointed four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee. The table below outlines the current chairs and members of each committee, comprised entirely of independent directors, along with the number of committee meetings held in 2024.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Planning Committee
Martha Gervasi		Chair		✓
James Hope	Chair		✓
Kevin Murphy		✓
Debra Oler		✓		Chair
Carlos Sabater	✓		✓
John Stokely
David Whalen	✓		Chair	✓
Meetings held in 2024	8	6	5	3
We describe each of these Board committees below. The committee charters, which are posted on our website at www.poolcorp.com in the “Investors” section under the “Governance” link, contain descriptions that are more detailed.

Audit Committee
The Audit Committee oversees our accounting and financial reporting processes, the audits of our financial statements, and our risk management processes and compliance programs. As part of these responsibilities, the Audit Committee’s primary duties include, among other matters, assisting with the Board’s oversight of:
•the preparation and integrity of our financial statements;
•the independent registered public accounting firm’s qualifications, performance and independence;
•the performance of our internal audit function;
•information technology security and risks, including cybersecurity; and
•our compliance with legal and regulatory requirements as well as our standards of business conduct, code of ethics and internal policies.
The Board has determined that each Audit Committee member meets the requirements for independence, experience and expertise, including financial literacy, as set forth in the applicable SEC and Nasdaq rules. The Board has further determined that all three above-identified members of the Audit Committee qualify as “audit committee financial experts” as defined in the SEC rules.
Compensation Committee
The Compensation Committee oversees our executive compensation programs and makes recommendations to our entire Board with respect to cash award plans for senior management, equity-based plans for all employees and director compensation. The Compensation Committee has full and final authority in connection with the administration of our equity compensation plans and, in its sole discretion, may grant equity-based awards under such plans.
The Compensation Committee has the authority to engage the services of outside advisers, experts and others. Specifically, the Compensation Committee may periodically retain an independent compensation consultant to review the overall structure and design of our compensation programs and their suitability in meeting our compensation objectives.
All members of the Compensation Committee are independent as set forth in the applicable SEC and Nasdaq rules. For more information regarding the processes used by the Compensation Committee to determine executive compensation, see the section titled “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s primary purpose is to provide oversight on a broad range of issues surrounding the composition of the Board, including:
•identifying qualified individuals to be considered for nomination to serve as directors;
•recommending to the Board director nominees for election at the next annual meeting of stockholders;
•assisting the Board in committee member selection;
•evaluating the overall effectiveness of the Board and committees of the Board; and
•reviewing and considering corporate governance practices.
The Nominating and Corporate Governance Committee has the authority to recommend to the Board candidates for Board membership. Stockholders may also make recommendations for director nominations by sending a letter to the Nominating and Corporate Governance Committee in care of our corporate secretary at 109 Northpark Boulevard, Covington, Louisiana 70433. Stockholders making nominations must also comply with the notice procedures set forth in our Bylaws. The Nominating and Corporate Governance Committee evaluates such candidates in the same manner as other candidates. For additional information, see “Stockholder Proposals and Board Nominations.”
Strategic Planning Committee
The Strategic Planning Committee assists senior management in the analysis and preparation of our strategic plan and then reports and makes recommendations regarding our strategic plan to the full Board. Our strategic planning process involves defining the Company’s strategy and making decisions on allocating resources, including capital and people, to pursue this strategy. Our strategic plan, which we update and review with the Board periodically, incorporates specific goals for growth and business development over the next three to five years.
Compensation Committee Interlocks and Insider Participation
During the last fiscal year, Ms. Gervasi, Mr. Murphy, Mrs. Oler, Mr. Whalen and Mr. Sledd (who retired on May 1, 2024) served on the Compensation Committee and none of them served at any time as officers or employees of the Company or any of its subsidiaries. None of our executive officers served in the last fiscal year as a member of the board of directors or compensation committee of another entity, one of whose executive officers served as a member of our Board or Compensation Committee.

Information about our Executive Officers

The following table presents, as of March 12, 2025, certain information about our current executive officers. We expect that each of the officers will remain in his or her current position following the Annual Meeting.

Name	Age	Position
Peter D. Arvan	59	President and Chief Executive Officer
Melanie M. Hart	52	Senior Vice President, Chief Financial Officer, Treasurer
Jennifer M. Neil	51	Senior Vice President, Chief Legal Officer, Corporate Secretary
Walker F. Saik	41	Chief Accounting Officer and Corporate Controller
Kenneth G. St. Romain	62	Senior Vice President

Peter D. Arvan
Please refer to the section titled “Election of Directors (Proposal 1)” beginning on page 5 of this proxy statement for Mr. Arvan’s biographical information.

Melanie M. Hart
In December 2024, Mrs. Hart was promoted to senior vice president. She has also served as chief financial officer and treasurer since 2021. Mrs. Hart previously served as vice president and chief accounting officer from 2019 to 2021 and as chief accounting officer and corporate controller from 2007 to 2019. She first joined Pool Corporation in May 2006 as the senior director of corporate accounting before becoming the corporate controller in 2007. Prior to that, Mrs. Hart, a certified public accountant, served numerous publicly traded companies during her roles in the Assurance and Advisory Business Services Group at Ernst & Young LLP for 12 years.

Jennifer M. Neil
In February 2024, Ms. Neil was promoted to senior vice president. She has also served as chief legal officer of Pool Corporation since May 2003. In February 2005, she was appointed to serve as corporate secretary and in February 2018, she was also named vice president. From January 2000 through April 2003, she was employed by Adams and Reese LLP, where she represented and advised corporations in a range of areas, including labor and employment, commercial litigation, and securities. Earlier in her career, she was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, where her work focused on structured finance.

Walker F. Saik
Mr. Saik was named chief accounting officer and designated as the principal accounting officer in March 2023. He joined Pool Corporation as our corporate controller in July 2021 and continues to hold that position. He is a certified public accountant. Prior to joining Pool Corporation, he concluded a 13-year career with Ernst & Young LLP as a managing director in the audit practice where he served both publicly traded and privately held clients in various industries, including energy, manufacturing and marine transportation services.

Kenneth G. St. Romain
Mr. St. Romain was named senior vice president in September 2022. He previously served as group vice president from 2007 to September 2022, general manager of the Central Division of SCP Distributors, LLC from 2001 to 2007 and as vice president of SCP Distributors, LLC since 2004. Prior to that, Mr. St. Romain held several positions in management and has been employed with the company since 1993.

PRINCIPAL STOCKHOLDERS

In accordance with Rule 13d-3 under the Exchange Act of 1934, as amended (the Exchange Act), the table below sets forth certain information regarding beneficial ownership of Common Stock by (i) each of our directors, (ii) each of the executive officers listed in the Summary Compensation Table included in “Executive Compensation” (Named Executive Officers), (iii) all of our directors and executive officers as a group and (iv) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock. Unless otherwise noted below, all information is presented as of March 12, 2025. Based on information furnished to us by such stockholders, unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power. Our executive officers and directors are prohibited from pledging the Company’s Common Stock as collateral for a loan, including through the use of traditional margin accounts with a broker.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Shares Presently Acquirable or Acquirable within 60 Days (2)	Percentage of Outstanding Common Stock
Directors
Peter Arvan	91,385		—	*
Martha Gervasi	1,512		—	*
James Hope	704		—	*
Kevin Murphy	—		—	*
Debra Oler	2,502		—	*
Manuel Perez de la Mesa	989,852	(3)	73,173	3%
Carlos Sabater	1,454		—	*
John Stokely	14,125		—	*
David Whalen	7,141		—	*

Named Executive Officers (4)
Melanie Hart	27,727		8,000	*
Jennifer Neil	10,890		—	*
Kenneth St. Romain	79,304		—	*
Kristopher Neff	—	(5)	—	*

All executive officers and directors as a group (14 persons)	1,227,814	(6)	81,173	3%
Greater than 5% Beneficial Owners
BlackRock, Inc.	3,368,822	(7)		9%
Kayne Anderson Rudnick Investment Management, LLC	2,221,212	(8)		6%
The Vanguard Group, Inc.	4,444,257	(9)		12%
_______________
*    Less than one percent.

(1)Includes shares of unvested restricted stock for executive officers and directors as these shares convey the right to vote and may also receive dividends declared by our Board.
(2)Reflects the number of shares that could be purchased by exercise of options that are presently exercisable or will become exercisable on or before May 11, 2025.
(3)Includes (i) 6,000 shares beneficially owned by Mr. Perez de la Mesa’s wife; (ii) 32,188 shares held by a trust for which Mr. Perez de la Mesa serves as a trustee; and (iii) 815,914 shares held in five irrevocable trusts for the benefit of Mr. Perez de la Mesa’s adult children.
(4)Information regarding shares beneficially owned by Mr. Arvan, our chief executive officer, appears above under the caption “Directors.” Mr. Neff departed the Company in February 2025.
(5)Reflects Mr. Neff’s holdings as of his departure date of February 18, 2025.
(6)Includes 848,102 shares held in trusts and 6,000 shares held by family members of such persons.

(7)Based on the holder’s Schedule 13G/A filed with the SEC on January 25, 2024. BlackRock, Inc. has sole voting power over 3,098,461 shares and sole dispositive power over 3,368,822 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported in BlackRock’s Schedule 13G/A. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(8)Based on the holder’s Schedule 13G filed with the SEC on November 13, 2024. Kayne Anderson Rudnick Investment Management, LLC (Kayne) has sole voting power over 1,575,134 shares, sole dispositive power over 1,591,957 shares and shared dispositive and voting power over 629,255 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported in Kayne’s Schedule 13G. The business address of Kayne is 2000 Avenue of the Stars, Los Angeles, California, 90067.
(9)Based on the holder’s Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group, Inc. (Vanguard) has shared voting power over 52,493 shares, sole dispositive power over 4,277,281 shares and shared dispositive power over 166,976 shares. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported in Vanguard’s Schedule 13G/A. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

EQUITY COMPENSATION PLAN INFORMATION

All of our existing equity compensation plans were approved by our stockholders. The following table provides information about shares of Common Stock that may be issued under our existing equity compensation plans as of December 31, 2024.

Plan description	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Stockholders:
2007 Long-Term Incentive Plan (2007 LTIP)	468,779	$205.78	3,877,023	(1)
Employee Stock Purchase Plan	—	—	45,168
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	468,779	$205.78	3,922,191
(1) Includes 803,009 shares that may be issued as restricted stock.

For a complete description of our equity compensation plans, see Note 6 in our 2024 Annual Report on Form 10-K.

COMPENSATION DISCUSSION AND ANALYSIS
In the discussion that follows (the CD&A), we describe and analyze our compensation program and policies during the last fiscal year to our named executive officers (collectively, our Named Executive Officers or NEOs).

For fiscal 2024, our Named Executive Officers were:

•Peter D. Arvan, President, Chief Executive Officer and Director;
•Melanie M. Hart, Senior Vice President, Chief Financial Officer and Treasurer;
•Jennifer M. Neil, Senior Vice President, Chief Legal Officer and Corporate Secretary;
•Kenneth G. St. Romain, Senior Vice President; and
•Kristopher R. Neff, former Vice President, Strategy and Corporate Development.

Mr. Neff departed from his position effective February 18, 2025.

Executive Summary
Overview of Fiscal 2024 Executive Compensation Changes

In February of 2024, the Compensation Committee made the following changes to our 2024 executive compensation design, each of which is more fully discussed in the sections that follow.

•The Compensation Committee considered the performance and contributions of our NEOs in a challenging and highly competitive talent market and approved base salary increases to more closely align their base salaries with the salaries of similarly-situated executives at the peer comparator companies.

•The Compensation Committee approved an award mix for our NEOs consisting of 50% time-based equity awards and 50% performance-based restricted stock awards. This update underscores our commitment to an executive compensation program designed to drive high performance and generate stockholder value while mitigating unnecessary risks.

Overview of Fiscal 2024 Performance Results

We are pleased with the outcome of our full year 2024 results, which included a fourth consecutive year of sales exceeding $5.0 billion, and the way we managed the business in a year with continued macroeconomic pressures and lower levels of consumer discretionary spending. Over the past five years, our business has experienced significant, but not linear, growth. During the COVID-19 pandemic (generally 2020 through 2022), we experienced unprecedented demand, driving up sales and earnings. In the latter half of 2022 through 2024, these trends moderated resulting in significantly reduced discretionary spending on new pool construction and remodeling activities. In 2024, market conditions were further challenged by generally higher-than-normal interest rates and elevated product and labor costs, further impacting new pool construction and remodeling projects. Despite macroeconomic pressures, sales of our non-discretionary maintenance products saw volume increases ahead of market growth from our continued geographic and product expansion.
Net sales in 2024 decreased 4% to $5.3 billion, while gross profit of $1.6 billion was down 5% from 2023. Operating expenses increased 5%, reflecting close management of variable costs that partially offset inflationary wage, rent and insurance increases and higher costs associated with the expansion of our network and technology initiatives. Despite contracted sales, we maintained our commitments to expanding our footprint and technology services to our customers. By continuing to make the right choices to focus on our long-term growth and profitability, we maintained our expanded 2020 operating margin, and we believe we are well positioned for the future.
Earnings per share decreased 15% to $11.30 per diluted share compared to $13.35 per diluted share in 2023. Without the benefit from Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, in both periods, earnings per diluted share decreased 16% to $11.07 per diluted share compared to $13.18 per diluted share in 2023.
Solid earnings combined with excellent working capital management, including a $76.2 million reduction in inventory, propelled our operating cash flow generation to nearly $660 million. Our capital allocation during 2024 funded several expansion initiatives, including ten greenfield sales centers, two acquired sales centers, eleven new Pinch A Penny franchise stores and increased capabilities in our POOL360 digital ecosystem. Also in 2024, we continued our long history of increasing our dividend rate and conducting share repurchases. In May 2024, our Board of Directors increased our quarterly dividend per share by 9% and increased our share repurchase authorization by $316.2 million to $600.0 million. During the year, we repurchased approximately 843,000 shares, or 2.2% of our outstanding shares at December 31, 2023, and returned $483.4 million of cash to stockholders through these repurchases and dividends, while also reducing total debt outstanding by $103.0 million.

The table below presents compound annual growth rates (CAGR) for our total stockholder return (TSR) performance compared to our peer group median and the S&P 500 Index as of December 31, 2024. Given that our compensation philosophy stresses the long-term growth of stockholder value, we believe that longer-term performance data provides the most appropriate comparisons.

	POOL TSR CAGR	Peer Group Median TSR(1) CAGR	S&P 500 Index CAGR(1)
1-year	(13.3)%	7.5%	25.0%
3-year	(14.5)%	7.1%	8.9%
5-year	11.1%	16.4%	14.5%
10-year	19.2%	13.5%	13.1%
(1) As reported by FactSet

The table below also presents our long history of consistent cash returned to our stockholders.

	Total Dividends Paid	Total Share Repurchases	Total Cash Returned to Stockholders
1-year	$179.6	$303.8	$483.4
3-year	497.7	1,081.7	1,579.4
5-year	709.2	1,295.9	2,005.1
10-year	1,013.3	1,930.2	2,943.5

Overview of Fiscal 2024 NEO Pay Results
The performance results summarized above yielded the following 2024 pay results and expectations for the NEOs:

•the annual cash incentive plan payout for 2024 was below target – 70% of target for the CEO and 53% of target, on average, for the other NEOs;
•no payout was earned under the Strategic Plan Incentive Program for the final three-year performance period ended in 2024;
•restricted stock awards scheduled to vest in 2024 based on three-year average ROIC (2022-2024) were earned; and
•we do not expect the following performance-based grants to vest:
◦the EPS-performance-based shares granted in 2023 with a baseline of $18.45 and scheduled to vest in 2026; and
◦the EPS-performance-based shares granted in 2024 with a baseline of $13.18 and scheduled to vest in 2027.
We believe that a significant part of our executives’ pay is properly linked to stockholder value through our annual incentive cash performance plan and long-term performance-based equity awards. In early 2024, our Compensation Committee reviewed our existing programs and considered current market and competitive conditions at the time along with our overall compensation objectives and philosophy and concluded that the total compensation program for our executives was appropriately focused on enhancing company performance and increasing value for stockholders. We believe it is important to evaluate our 2024 performance not only in comparison with the previous year but with a longer view to include the full scope of the effects of the COVID-inspired industry surge and the ensuing industry stabilization and return to a more historical cadence. Nonetheless, executive compensation in 2024 was lower than 2023, demonstrating the strong linkage between pay and performance created by our executive compensation structure and incentive plan designs.
2024 Executive Compensation Program Highlights
Strong Stockholder Support
At our 2024 annual meeting of stockholders, our stockholders approved our executive compensation by a vote of 93.8% of the votes cast (excluding broker non-votes). Because our Compensation Committee typically establishes NEO compensation in February of each year (prior to our annual meeting for the year), it reviews the prior year’s say-on-pay when setting executive officer compensation. Thus, when setting 2024 compensation, the Compensation Committee considered the strong stockholder support we received on the 2023 say-on-pay vote, which was approved by 97.3% of the votes cast (excluding broker non-votes).
The Board and our Compensation Committee appreciate and value the views of our stockholders. We were pleased with this significant vote of confidence in our pay practices, and we continue to believe that our general approach to and design of executive compensation properly align the interests of our stockholders and our performance. Going forward, the Compensation Committee will continue to review stockholder advisory votes on executive compensation and take them into consideration when making future executive compensation decisions.
Performance-Based Target Pay Mix
A majority of each NEO’s target compensation has been and continues to be at-risk. The charts below show the 2024 plan design, or target, compensation mix by component:

Sound Governance Practices

Our Compensation Committee designs and implements our executive compensation program, and their goal is to create a strong pay-for-performance culture that incorporates compensation best practices into our program design. The following summary highlights our commitment to executive compensation practices that align the interests of our executives and stockholders:

	What we do:		What we don’t do:

✓	Our executive pay is predominantly performance-based and not guaranteed.	✗	We do not provide excessive perquisites to our executives.
✓	Our variable compensation plans have caps on plan formulas.	✗	Our insider trading policy prohibits directors and NEOs from pledging or hedging their shares of company stock.
✓	Our equity plans contain “double trigger” change of control vesting provisions.	✗	Our equity plans prohibit the repricing of underwater stock options.
✓	We benchmark pay relative to the market and annually review companies in our peer group to ensure their appropriateness.	✗	We do not provide any change of control cash payments to our executive officers.
✓	We maintain share ownership guidelines.	✗	We do not have any related party transactions with our executive officers.
✓	We maintain executive compensation clawback provisions in accordance with Nasdaq listing standards and the requirements of the SEC.
✓	The Compensation Committee, like all of our Board committees, is comprised solely of independent directors.
✓	Our Compensation Committee periodically retains its own independent compensation consultant.

Compensation Objectives and Philosophy
The Compensation Committee and management have designed compensation programs intended to create a performance culture. The primary objectives of our compensation program are to (i) attract, motivate, reward and retain talented executives who are critical to our success and (ii) firmly link compensation to company performance and sustained increases in stockholder value. We design NEO compensation so that a substantial portion is at-risk based on performance, and the majority of the at-risk compensation opportunity is predicated on medium- and long-term rather than short-term results. We strive to develop our executives’ capabilities and reward superior long-term returns for our stockholders, while assuring that our programs do not lead to unnecessary risk taking.
Our executive compensation philosophy applies to all employees, with increasingly greater proportions of total compensation at-risk as an employee’s responsibility increases. While we place great value on long-term performance and the corresponding improvement in stockholder value, we seek to balance the relationship between total stockholder return and short-term and long-term compensation in order to complement our annual and long-term business objectives.

In pursuing these objectives, we seek to design and maintain a program that will accomplish the following:
•align total target compensation to the median total target compensation of our peer group;
•align compensation with our performance in achieving financial and non-financial objectives;
•tie compensation to individual and group performance;
•closely align incentive compensation with stockholders’ interests; and
•promote equity ownership by executives through long-term performance-based equity awards.

While we have not established specific target percentages of total compensation for short-term and long-term compensation, we do take into consideration the individual components in relation to the total opportunity. Under our program, our performance impacts both short-term and long-term compensation with superior performance resulting in additional cash compensation through our annual cash performance program and, through 2024, our medium-term SPIP, as well as vesting of performance-based equity awards and increased value of our time-based equity grants over the long term. Our goal is for the portion of compensation that is at-risk (both short-term and long-term) to constitute a substantial and meaningful portion of total compensation for each executive and for sustained long-term growth to result in the greatest compensation opportunities.

Compensation Setting Process

Our Compensation Committee is responsible for the oversight of our executive compensation. The Compensation Committee approves compensation plans for senior management and equity-based plans for all employees. In its evaluation and determination of executive compensation, the Compensation Committee considers many factors, including the Company’s overall performance; each individual executive’s role and responsibilities, performance, tenure and experience; and peer group performance.

The Compensation Committee normally meets in February of each year to set executive compensation plans for that fiscal year.

Role of Management

The Compensation Committee relies on data and analysis, as well as recommendations, from our CEO. While the CEO provides recommendations with respect to potential senior management compensation and the Compensation Committee reviews such recommendations, the Compensation Committee ultimately uses its collective judgment to determine senior management compensation. The CEO does not provide recommendations for his own compensation, which the Compensation Committee independently determines and approves. Although the CEO attends Compensation Committee meetings at which executive compensation matters are considered, he is not present when the Compensation Committee deliberates or votes on his compensation. Our Company’s management also assists the Compensation Committee with developing the peer group analysis each year.

Role of Compensation Consultant

Our Compensation Committee periodically retains an independent compensation consultant to review and comment on executive and director compensation. In an effort to continue to ensure that our executive compensation program properly aligns with the interests of our stockholders and remains competitive in the market, the Compensation Committee engaged Meridian Compensation Partners (Meridian) in early 2024 to review our executive compensation programs.

While they report directly to the Compensation Committee, the independent compensation consultant may interact with management when appropriate and necessary in order to obtain relevant executive compensation and company performance data. They may also seek input and feedback from management regarding their work product and analysis prior to presenting such information to the Compensation Committee in order to confirm their understanding of the company’s processes or to identify data questions or other issues, if any.

Benchmarking and Establishment of Peer Group

Our compensation programs are designed to be competitive with companies of comparable size and industry with whom we compete for executive talent. As noted above, we believe that total target compensation for our NEOs should be closely aligned to the median total target compensation of our peer group. We establish compensation targets for each executive position in the aggregate and by component based on a design that we believe will best achieve our strategic and financial objectives. The Compensation Committee compares our primary compensation components – base salary, annual cash incentives, and long-term incentive awards – individually and in the aggregate to the compensation of the most highly compensated executive officers of our “peer group” companies (the peer group is sometimes referred to as the “market”). These comparisons, which are based on compensation information published in the annual proxy statements of the peer group companies, provide the Compensation Committee with insight into executive pay and benefits at companies in similar market environments.

The Compensation Committee reviews management’s evaluation of potential peer companies, approves the annual peer group and also reviews the annual executive compensation analysis that is prepared by management and, in some years, by the compensation consultant. In developing our peer group, we evaluate the following criteria:

•organizational structure (public companies);
•type of business (primarily wholesale distribution);
•company size (based on revenue and market capitalization); and
•peer group size (number of peer companies).

In performing our evaluation, we focus on public companies that we believe would provide a comparable cross-industry subset of distributors. While we evaluate companies that may have some manufacturing or retail operations, we generally exclude companies from consideration if the majority of the business is not wholesale distribution.
The Compensation Committee reviewed our 2023 peer group and made the following changes for 2024:
•removed Univar Solutions Inc., as they are no longer a public company, and W.W. Grainger due to lack of alignment on size criteria; and
•added Boise Cascade Company and Core & Main, Inc., both distribution companies with revenue and market capitalization within our criteria ranges.
Accordingly, our 2024 peer group consisted of the following 14 companies:

⋅Applied Industrial Technologies, Inc.	⋅GMS Inc.	⋅Resideo Technologies, Inc.
⋅Beacon Roofing Supply, Inc.	⋅Henry Schein, Inc.	⋅SiteOne Landscape Supply, Inc.
⋅Boise Cascade Company	⋅LKQ Corporation	⋅UFP Industries, Inc.
⋅Core & Main, Inc.	⋅MSC Industrial Direct Co., Inc.	⋅Watsco, Inc.
⋅Fastenal Company	⋅Patterson Companies, Inc.

The table below presents our revenue and market capitalization compared to the median of our 2024 peer group (based on data available in the fall of 2023 when the 2024 peer group was established).

(in millions)	Revenue	Market Capitalization
POOL(1)	$5,775	$13,233
Peer group median(2)	6,885	6,088
(1)POOL’s revenue reflects net sales for our most recent four quarters at the time of our analysis on October 25, 2023, and our market capitalization is as of October 25, 2023.
(2)The peer group median revenue represents the median net sales for the most recent four quarters available as of October 25, 2023; the peer group median market capitalization is as of October 25, 2023. Data provided by FactSet.

The Compensation Committee reviews each component of our NEOs’ compensation compared to the peer group 25th percentile, median, and 75th percentile for similarly situated executives and uses this analysis to determine if our total target compensation closely aligns with the peer group median target compensation. Since market medians and the ranges around them represent only beginning reference points, the Compensation Committee also uses its subjective judgment to set compensation targets, incorporating other relevant information such as individual executive performance and skills, long-term potential, experience in the position, retention considerations and internal equity among executives. The Compensation Committee also reviews the total annual compensation that each executive could potentially receive and, for perspective, reviews the previous year’s total compensation for each executive.

The Compensation Committee has considered the impact that paying below the median of our peers might have on attracting, retaining and motivating senior management. The Compensation Committee believes that the fundamental philosophy of emphasizing pay-for-performance is the right one for our Company, and that our core compensation program can provide competitive or superior total compensation for senior management compared to our peer group given a reasonable economic environment. The Compensation Committee continues to believe that the design of our compensation program reflects a greater weighting of performance-based and at-risk compensation than the peer group median and provides our executives with the opportunity to receive total compensation comparable or superior to the peer group median over time if our performance meets or exceeds expectations in future years.
Compensation Components
Our 2024 annual executive compensation program is relatively simple in format and includes the following primary components:

Compensation Component	Key Characteristics	Purpose	Metrics
Base salary	Conservative level of fixed cash compensation based on responsibility and experience	Provide a fixed, baseline level of cash compensation	Skills and experience Market medians Individual performance
Annual cash incentive (annual bonus)	Annual cash payment tied to performance during the fiscal year relative to pre-established performance goals	Reward achievement of annual financial and business goals	Operating income Operating cash flow Individual objectives
Strategic Plan Incentive Program (SPIP) Final 3-year performance period ended December 31, 2024.	Medium-term cash performance opportunity	Provided a three-year, performance-based cash award	Diluted EPS
Long-term equity awards	Variable compensation comprised of 50% performance-based restricted stock awards and 50% time-based awards	Align executive performance with stockholder interests and long-term goals and ensuring the competitiveness of our total compensation package	Diluted EPS
We have no formal policy for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation. In February of 2023, the Compensation Committee discontinued grants under the medium-term cash performance-based Strategic Plan Incentive Program (SPIP) and instead granted a performance-based equity award with a similar diluted EPS CAGR three-year performance period. This change had no impact on the outstanding SPIP awards. The 2022 SPIP grant was the final award under the program, and its performance period concluded on December 31, 2024 with no payout being earned.
As discussed in “Compensation Objectives and Philosophy” above, we believe that employees at senior levels should have a larger proportion of total compensation delivered through pay-for-performance cash awards and long-term equity compensation. As a result, their compensation will be more significantly impacted, both positively and negatively, by our financial performance and stockholder return. We discuss each compensation component in more detail below.
Base Salary
(Summary Compensation Table, Column 3)
Base salaries provide fixed cash compensation and help achieve the objectives outlined above by attracting and retaining strong talent.
The Compensation Committee reviews salaries annually and makes adjustments when appropriate based on market competitiveness, changes in responsibility for individual NEOs and each NEO’s job performance over time. For fiscal 2024, the Compensation Committee reviewed benchmarking analysis noting that our NEOs’ 2023 base salaries remained well below the market medians. The committee also considered individual performance and contributions, particularly in a challenging and highly competitive talent market environment. In recognition of their strong and stable leadership and to more closely align their base salaries with the salaries of similarly-situated executives at the peer companies, the Compensation Committee approved base salaries for the NEOs as noted in the table below. For Ms. Neil, the Compensation Committee assigned a base salary that was appropriate to place her near the market median of her peers and also in recognition of her promotion to and expanded responsibilities as senior vice president, her extensive tenure with the company and her individual performance and leadership.

Executive	2024 Salary	2023 Salary	Increase
Peter Arvan	$875,000	$800,000	9.4%
Melanie Hart	525,000	450,000	16.7%
Jennifer Neil	475,000	325,000	46.2%
Kristopher Neff	450,000	425,000	5.9%
Kenneth St. Romain	525,000	450,000	16.7%

Annual Incentive Plan (AIP)
(Summary Compensation Table, Column 5)
(Grants of Plan-Based Awards, Columns 3-4)

We use an annual cash incentive award (annual bonus) to focus executive behavior on short-term goals for growth, financial performance and other specific financial and business improvement metrics. We offer our executives the opportunity to earn goal-oriented awards that are responsive to changing internal and external business conditions and objectives from year to year. Typically in February each year, the Compensation Committee evaluates the prior year’s performance against the target goals and then approves annual bonus payments for that year and reviews and approves goals for each NEO for the current year. Annual bonus payments, if any, are normally made in late February after the end of the performance period in which the bonuses were earned.

2024 Plan Design

In February 2024, the Compensation Committee established the performance metrics applicable to awards under the AIP for 2024, the target bonus payable to each NEO under the AIP, and set the maximum bonus opportunity for each NEO under the AIP at 200% of the target bonus.

For 2024, our NEOs’ annual bonus targets were based on the following two performance criteria categories:

•specific financial measures (operating income and operating cash flow for certain NEOs); and
•other specific business objectives tailored to each NEO’s area of responsibility.

The metrics for all NEOs are designed to be challenging and encourage improvement over the status quo. For 2024, the Compensation Committee used operating income as the primary performance financial metric for annual bonuses applicable to all NEOs, as set forth in the table below. While the Compensation Committee may authorize adjustments to operating income as specified by our compensation plans, no such adjustments were made in 2024.

We believe operating income is a strong indicator of medium-term and long-term stockholder value because (i) it has had a strong long-term correlation with our stock price over time, (ii) it is an objective and widely-followed performance measure and (iii) its use in our cash award plans supports our business goal of providing a superior return to our stockholders. Further, operating income is not impacted by tax benefits related to share-based awards or changes to federal tax rates. The Compensation Committee has evaluated whether our reliance on operating income creates unnecessary risk and does not believe that it does. The annual bonus plans for Mr. Arvan, Mrs. Hart and Mr. St. Romain also included operating cash flow as a financial metric. As explained in more detail below, the Compensation Committee authorized the use of adjusted net cash provided by operations in order to determine the achievement of this metric.

The table below sets forth the annual cash incentive target, expressed as a percentage of base salary, and the actual amounts earned for each of our NEOs under the 2024 annual bonus program.

Executive	Target as a % of Base Salary(1)	Target $	Achievement as a % of Target	Award Earned
Mr. Arvan	125%	$1,093,750	70.0%	$765,625
Mrs. Hart	75%	393,750	66.7%	262,500
Ms. Neil	75%	356,250	60.0%	213,750
Mr. St. Romain	100%	525,000	62.5%	328,125
Mr. Neff	75%	337,500	22.7%	76,500
(1)The weight for each component of the annual incentive plan, expressed as a percentage of the target payout is as follows:

Executive	Consolidated Operating Income	Group Operating Income	Operating Cash Flows	Other Specific Business Objectives
Mr. Arvan	64.0%	N/A	16.0%	20.0%
Mrs. Hart	66.7%	N/A	6.7%	26.6%
Ms. Neil	66.7%	N/A	N/A	33.3%
Mr. St. Romain	N/A	65.0%	10.0%	25.0%
Mr. Neff	66.7%	N/A	N/A	33.3%

The table below sets forth the threshold, target, and maximum for each of the financial performance metrics along with the actual achievement as a percentage of the target. Payouts for each performance metric are prorated on a straight-line basis for results falling between the threshold, target, and maximum amounts. Each NEO may earn between 0% and 200% of their target cash incentive opportunities. If threshold performance goals are not achieved, the NEOs are not entitled to a payout under the AIP.

Performance Metric	Threshold	Target	Maximum	Actual Results	Payout % of Target
Operating Income (1)	$676.0	$795.0	$839.0	$617.2	0%
Operating Cash Flow (2)	80%	90%	100%	136.0%	200%
(1)Amounts in millions
(2)The operating cash flow measure applies only to Mr. Arvan, Mrs. Hart and Mr. St. Romain. We reported net cash provided by operations that was 151.8% of net income for the year ended December 31, 2024. For the purpose of determining the achievement of the operating cash flow measure, the Compensation Committee authorized the use of adjusted net cash provided by operations, which excluded income tax payments we deferred in the second half of the year for companies impacted by Hurricane Francine. For determination of the performance metric, adjusted net cash provided by operations for the year ended December 31, 2024, was 136.0% of net income.
In an effort to enhance and highlight our focus on operating cash flow, the Compensation Committee provided Mr. Arvan, Mrs. Hart, and Mr. St. Romain with the ability to earn an additional incentive of 5% of base salary if the adjusted net cash provided by operations exceeded 100% of net income, provided that under no circumstances can the NEOs’ award payout exceed the maximum of 200% of the annual bonus target for any NEO. As noted above, adjusted net cash provided by operations exceeded 100% of net income, and the NEOs earned the additional 5% incentive.

Regarding other specific business objectives, each reflects operational improvements related to an NEO’s specific responsibilities and reflects our focus on continued growth and improvement in execution over our past performance. In each case, these objectives represent stretch goals that each executive may or may not be able to achieve. Mr. Arvan determines the performance of the NEOs other than himself, and the Board determines the extent to which Mr. Arvan has achieved his objectives.

The table below describes the portion of each NEO’s target bonus assigned to other specific business objectives and the payout achieved for each officer.

	Other Specific Business Objectives (1)
Executive	Weight	Payout as a % of Target	Payout $
Mr. Arvan	20.0%	170%	$371,875
Mrs. Hart	26.6%	175%	183,750
Ms. Neil	33.3%	180%	213,750
Mr. St. Romain	25.0%	150%	196,875
Mr. Neff	33.3%	68%	76,500

(1) The other specific business objectives for each of our NEOs were:

Mr. Arvan
•strategic planning
•organizational planning and development
•specific tactical goals
Mrs. Hart
•other financial objectives
•strategic planning
•people initiatives
Ms. Neil
•business development and organizational support
•corporate governance
•litigation management
•compliance and people initiatives
Mr. St. Romain
•drive strategic actions
•people initiatives
•operational execution
Mr. Neff
•drive strategic actions
•product management leadership
•pricing and digital target achievement

Medium-Term Cash Award
Strategic Plan Incentive Program (SPIP)
(Summary Compensation Table, Column 5)
Historically, the SPIP was a cash-based, pay-for-performance award program that linked our medium-term financial performance with the total cash compensation paid to senior management and served to complement our annual bonus program and the longer-term value creation potential provided by equity awards.
In February of 2023, the Compensation Committee discontinued grants under the SPIP and instead granted a performance-based equity award with a similar diluted EPS CAGR three-year performance period. This change had no impact on the outstanding SPIP awards. The 2022 SPIP grant was the final award under the program, and its performance period concluded on December 31, 2024. The table below presents the performance measures for the SPIP award granted in 2022.

Three-Year Adjusted Diluted EPS CAGR	Award Achieved	% of Salary Earned (1)
5%	Threshold	50%
10%	Target	100%
15%	Maximum	200%

(1)The cash award earned between the specified targets is calculated on the basis of straight-line interpolation.

No SPIP incentive was paid for the three-year performance period ended December 31, 2024, as we did not realize EPS CAGR of at least 5% from 2022 to 2024. The following table presents our three-year adjusted diluted EPS CAGR and corresponding payouts as a percentage of target for the performance periods that ended in 2022 and 2023. The Compensation Committee was authorized to make EPS adjustments as specified under the SPIP.

Three-Year Performance Period	SPIP Payout as a Percentage of Target	Three-Year EPS CAGR
January 1, 2021 - December 31, 2023(1)	161.1%	16.1%
January 1, 2020 - December 31, 2022(2)	200.0%	46.8%
(1)Our diluted EPS for the year ended December 31, 2023 was $13.35. We calculated the three-year EPS CAGR using 2023 adjusted diluted EPS of $13.18, which excludes a $0.17 per diluted share tax benefit from ASU 2016-09.
(2)Our diluted EPS for the year ended December 31, 2022 was $18.70. We calculated the three-year EPS CAGR using 2022 adjusted diluted EPS of $18.43, which excludes a $0.27 per diluted share tax benefit from ASU 2016-09.

Long-Term Equity Award
(Summary Compensation Table, Column 4)
(Grants of Plan-Based Awards, Column 6)
(Outstanding Equity Awards at Fiscal Year-End)

Equity grants are a key element of our total compensation package that closely align the interests of our NEOs with those of our stockholders, create retention incentives, and reward long-term performance. In 2024, the Compensation Committee approved an award mix for our NEOs consisting of 50% time-based equity awards and 50% performance-based restricted stock awards. This update underscores our commitment to an executive compensation program designed to drive high performance and generate stockholder value while mitigating unnecessary risks.

The Committee determines individual equity grant awards based on relevant market data and each employee’s responsibilities and performance. Restricted stock awards convey all stockholder rights, including voting, but cannot be sold or transferred until fully vested. While time-based restricted shares receive dividends, dividends for performance-based restricted stock granted in 2024 accrue and are paid only upon, and to the extent of, vesting. Similarly, to the extent granted, stock options align executive performance with stockholder interests, as their value increases only with stock price improvement after the grant date, giving executives a direct stake in the company’s performance.

In 2024, the Compensation Committee allowed each of the NEOs to elect to receive his or her time-based equity award in the form of time-based restricted stock awards, stock options, or a combination of the two. As noted above, the Compensation Committee believes that both stock options and restricted stock awards are closely aligned with the interests of stockholders and by offering our NEOs this choice, it serves our objectives of retention and motivation. In 2024, each of our NEOs elected to receive 100% of their time-based equity awards in the form of restricted stock.

Time-based Restricted Stock Awards

The time-based restricted stock awards vest 50% on the third anniversary of the grant date and 50% on the fifth anniversary of the grant date provided applicable service conditions are met. These awards are designed to retain our top executives by offering long-term incentives linked to stock price performance, ensuring continued commitment to driving sustainable growth and value for our stockholders.

Performance-based Restricted Stock Awards

Like the prior SPIP awards, the performance-based restricted stock awards are based on diluted EPS CAGR over a three-year performance period. The actual number of shares that cliff vest at the end of the three-year performance-period range from 0% to 200% of the award’s target shares as noted in the table below.

Three-Year Adjusted Diluted EPS CAGR	Award Achieved	Award Earned as a Percentage of Target(1)
5%	Threshold	50%
10%	Target	100%
15%	Maximum	200%

(1) Achievement between the specified targets is calculated on the basis of straight-line interpolation.

We continue to believe that EPS growth is one of the metrics that has shown a strong correlation with our stock price growth over the long term, and the Compensation Committee believes that while the EPS CAGR targets remain aggressive under these awards, they provide both a fair reward and strong upside potential for our executives.

The table below sets forth the time-based and performance-based awards granted to our NEOs in 2024:

Executive	Time-based ($/#)	Performance-based (Target $/#)
Mr. Arvan	$1,750,037 4,452	$1,750,037 4,452
Mrs. Hart	$400,166 1,018	$400,166 1,018
Ms. Neil	$300,321 764	$300,321 764
Mr. St. Romain	$500,010 1,272	$500,010 1,272
Mr. Neff	$200,476 510	$200,476 510

Based on the total grant date fair value of equity-based awards granted in 2024, the equity-based awards granted to Mr. Arvan as CEO were approximately five times the average total fair value of the equity-based awards granted to our other NEOs in recognition of his substantially greater responsibilities and in keeping with his compensation mix. Mr. Arvan’s duties and responsibilities encompassed all aspects of our management and operations and were greater in scope and collectively more significant in nature than those of our other NEOs.

Other Compensation Policies and Practices
Stock Ownership Guidelines

The Compensation Committee believes that our executives and directors should have a significant equity interest in the Company to create an owner’s perspective and to further align their interests and actions with the interests of our stockholders. Our Board maintains stock ownership guidelines that generally require within five years of appointment for NEOs or three years of appointment for directors, our NEOs and directors hold shares of Common Stock or stock equivalents with a market value as follows:

Position	Equity Ownership Guidelines
CEO	5x base salary
Vice presidents	2x base salary
Directors (other than the CEO)	3x annual cash retainer
The Compensation Committee reviews compliance with the stock ownership guidelines annually, and all NEOs and directors are presently in compliance with the guidelines.

Insider Trading Policy

We have adopted an insider trading policy (the Insider Trading Policy) that governs the purchase, sale and other transactions involving our securities by officers, directors and all employees. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. Our Insider Trading Policy is posted on the “Investors” section of our website under the “Governance” link.

Equity Grant Practices

We grant most equity-based awards, including stock options, on a predetermined schedule aligned with the annual executive compensation review cycle, whereby the Compensation Committee approves grants to executive officers and other employees on the final day of the Board’s February meeting. For 2024, equity grants were approved approximately one week following our release of earnings for the prior year. From time to time, the Compensation Committee may grant additional one-time equity-based awards to key employees.

The Compensation Committee does not take into account material non-public information when determining the timing and terms of equity-based awards, and the Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Clawback Policy

In October 2023, our Board approved an enhanced clawback policy that is designed to comply with the latest SEC rules and Nasdaq listing standards, a copy of which is publicly filed with our Annual Report on Form 10-K and may be viewed on the “Investors” section of our website under the “Governance” link. Under this policy, in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirement under the securities laws, the Company shall seek to recover erroneously awarded incentive-based compensation previously paid to our executive officers.

Retirement and Savings Plans
(Summary Compensation Table, Column 6)
(Nonqualified Deferred Compensation)

The Pool Corporation 401(k) Plan (the 401(k) Plan), which is generally available to both management and non-management personnel, allows eligible employees to defer eligible compensation up to the Internal Revenue Code limit. For 2024, the limit was $23,000, or $30,500 for participants who attained the age of 50 during the plan year. We contribute a 100% match on the first 3% of eligible compensation deferred, a 50% match on deferrals between 3% and 5% and no match on deferrals over 5%.

The PoolCorp Nonqualified Deferred Compensation Plan (the Deferred Compensation Plan) allows certain employees who occupy key management positions (including all of the NEOs) to defer eligible cash compensation and enables participants to receive matching contributions on the same percentage of eligible compensation as offered under the 401(k) Plan. Our total Company matching contributions given to a participant under the 401(k) Plan and the Deferred Compensation Plan during any one year may not exceed 4% of a participant’s eligible cash compensation. The purpose of the Deferred Compensation Plan is to make total retirement benefits for our employees who earn over the qualified plan limits commensurate with those available to other employees as a percentage of pay.

We do not provide any defined benefit pension arrangements nor do we provide any other compensation arrangements to our NEOs other than those discussed in this proxy statement or available to all Company employees.

Perquisites
(Summary Compensation Table, Column 6)

We believe that perquisites should be limited. In line with this philosophy, our executives are offered few benefits that are not generally available to all of our employees. We provide certain employees, including the NEOs, with a company vehicle, including maintenance, insurance and fuel. We allow these employees to use their vehicles for personal and business reasons. Officers may choose to purchase their company vehicle at book value at any point. Additionally, we waive medical and dental monthly premiums for each of the NEOs. Beginning in 2023, we offer annual physicals, including comprehensive diagnostic tests, to our CEO and other officers. These tests reduce risk by identifying possible health matters for key employees, helping us to ensure that members of our executive management team are in good health and available to work. The Company does not reimburse NEOs for club or like memberships. Excluding benefits available to all full-time employees, NEO benefits and other compensation represent approximately 3.5% of the NEO total compensation in the aggregate.

Other Compensation Matters

Under Mr. Arvan’s employment agreement, if the Company terminates his employment other than for cause, he will receive his base salary for a period of twelve months. The agreement also provides that Mr. Arvan may not compete with the Company for two years following the termination of his employment. Our other NEOs have also signed employment agreements, which entitle them to receive their respective base salaries for a period of six months if terminated for reasons other than cause, and which prevent them from competing with the Company for one year following such termination.

The Compensation Committee believes these provisions are necessary to recruit highly talented executives and are conservative considering current market conditions and competing businesses. Further, the Compensation Committee recognizes that these post-employment payment levels are below the general practice among comparable companies. Our NEOs are not entitled to any change of control or “parachute” payments or benefits other than accelerated vesting of their outstanding equity awards in the case of a qualifying termination within two years of a change of control as further described in the “Potential Payments Upon Termination of Employment or Change of Control” section of our Executive Compensation discussion.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF POOL CORPORATION
FOR THE YEAR ENDED DECEMBER 31, 2024

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Company’s Compensation Discussion and Analysis set forth above and based on that review and discussion has recommended to the Board of Directors that such Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this Proxy Statement.

COMPENSATION COMMITTEE
Martha S. Gervasi, Chair
Debra S. Oler
Kevin M. Murphy

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

EXECUTIVE COMPENSATION

The Summary Compensation Table below summarizes the total compensation of our NEOs in 2024.  Based on the totals of the amounts included in the 2024 Summary Compensation Table, base salary accounted for approximately 25% of the total compensation for the NEOs while our annual cash awards accounted for approximately 15% of the total compensation for the NEOs.  As discussed in our “Compensation Objectives and Philosophy” in the CD&A above, our NEOs have a larger proportion of their total compensation opportunity delivered through pay-for-performance cash awards and long-term equity.  For example, Mr. Arvan, our CEO, had the largest proportion of total compensation delivered through pay-for-performance cash awards and long-term equity compensation.

FISCAL 2024 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Peter D. Arvan	2024	$875,000	—	$3,500,074	$765,625	$138,714	$5,279,413
President and	2023	800,000	—	3,500,355	1,728,760	74,373	6,103,488
Chief Executive Officer	2022	560,000	—	3,000,163	2,152,355	134,179	5,846,697
Melanie M. Hart	2024	525,000	—	800,332	262,500	70,642	1,658,474
Senior Vice President and	2023	450,000	—	1,000,817	949,928	99,643	2,500,388
Chief Financial Officer	2022	300,000	—	599,866	987,654	59,264	1,946,784
Jennifer M. Neil	2024	475,000	—	600,642	213,750	84,446	1,373,838
Senior Vice President, Secretary	2023	325,000	—	525,804	686,059	76,377	1,613,240
and Chief Legal Officer	2022	300,000	—	500,166	1,020,654	81,347	1,902,167
Kenneth G. St. Romain	2024	525,000	—	1,000,020	328,125	109,082	1,962,227
Senior Vice President	2023	450,000	50,000	1,201,123	873,428	108,954	2,683,505
	2022	350,000	—	899,800	1,188,861	112,937	2,551,598
Kristopher R. Neff (1)	2024	450,000	—	400,952	76,500	54,982	982,434
Former Vice President, Strategy and Corp. Development	2023	196,154	250,000	350,445	—	50,507	847,106

(1)Mr. Neff departed the company in February 2025.

(2)Under the terms of Mr. Neff’s offer letter, he was guaranteed a minimum bonus of $250,000 for 2023.

(3)The amounts in this column do not reflect compensation actually received by the NEOs or value that will be recognized by the NEOs. Instead, these amounts reflect the total estimated grant date fair value for grants of time-based and performance-based restricted stock awards, which is based on the closing price of our Common Stock on the date of grant in accordance with Accounting Standards Codification (ASC) Topic 718. The values shown above assume the performance-based restricted stock awards granted in 2023 and 2024 vest at the target level. The grant date value of the 2024 performance-based restricted stock awards assuming maximum payout and based on the closing price on the day of the grant is as follows: Mr. Arvan – $3,500,073; Mrs. Hart – $800,331; Ms. Neil – $600,642; Mr. St. Romain – $1,000,021; and Mr. Neff – $400,952. For more information on the stock grants awarded to our NEOs in 2024, please see the Fiscal 2024 Grants of Plan-Based Awards table below.

(4)The amounts for each NEO consist of payouts under our annual cash performance award program and our SPIP, as set forth below:

Name	Year	Annual Cash Performance Award	SPIP Payout
Mr. Arvan	2024	$765,625	$—
	2023	440,000	1,288,760
	2022	1,032,355	1,120,000
Mrs. Hart	2024	262,500	—
	2023	225,000	724,928
	2022	387,654	600,000
Ms. Neil	2024	213,750	—
	2023	162,500	523,559
	2022	420,654	600,000
Mr. St. Romain	2024	328,125	—
	2023	148,500	724,928
	2022	488,861	700,000
Mr. Neff	2024	76,500	—
(5)For details of All Other Compensation, please see the table below.

Name	Year	Company Matching Contributions to Defined Contribution Plans	Vehicle (1)	Other (2)
Mr. Arvan	2024	$104,035	$17,492	$17,187
	2023	41,385	17,326	15,662
	2022	106,346	12,908	14,925
Mrs. Hart	2024	31,915	21,256	17,471
	2023	29,123	18,819	51,701
	2022	22,585	15,738	20,941
Ms. Neil	2024	46,212	19,811	18,423
	2023	53,788	8,355	14,234
	2022	49,754	18,003	13,590
Mr. St. Romain	2024	57,822	27,098	24,162
	2023	65,401	22,930	20,623
	2022	60,877	30,575	21,485
Mr. Neff	2024	27,962	16,583	10,437
	2023	6,539	—	43,968

(1)Reflects amounts related to vehicle depreciation, maintenance and insurance expenses for vehicles provided to the NEOs, which may be used for both business and personal purposes.

(2)Includes medical, dental, and disability insurance premiums, costs associated with our executive health program and the related tax gross-up amounts.

PAY RATIO DISCLOSURE

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. As allowed under the SEC rules, we decided to keep the same median employee for the second of three years allowed. We identified our median employee by examining the 2023 total cash compensation for all employees, excluding the CEO, who were employed by us on December 31, 2023. As permitted, we excluded certain non-U.S. employees representing less than 5% of our total employee population of approximately 6,000 at the time. Specifically, we excluded from our employee population all individuals employed in Australia (85), the United Kingdom (31), Mexico (50) and Croatia (14), totaling 180 employees, or 3% of our employee population. After identifying the median employee based on total cash compensation, we calculated the annual total compensation for this employee using the same methodology we use for our NEOs as set forth in the 2024 Summary Compensation Table above. See the table below for the results of our analysis.

Median employee annual total compensation	$53,497
Mr. Arvan annual total compensation	$5,279,413
Ratio of CEO to median employee compensation	99:1

The SEC rules permit companies to choose between different methodologies for median pay calculations. Other public companies may calculate their pay ratio differently than we do, and you should not assume that our pay ratio data is comparable to that of other companies.

The Grants of Plan-Based Awards table below sets forth information about the cash plan awards and equity plan awards to our NEOs in 2024.

FISCAL 2024 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares in Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Arvan	02/28/2024	(1)	N/A	N/A	N/A	N/A	N/A	N/A	4,452	1,750,037
	02/28/2024	(2)	N/A	N/A	N/A	2,226	4,452	8,904	N/A	1,750,037
	02/28/2024	(3)	N/A	1,093,750	2,187,500	N/A	N/A	N/A	N/A	N/A
Mrs. Hart	02/28/2024	(1)	N/A	N/A	N/A	N/A	N/A	N/A	1,018	400,166
	02/28/2024	(2)	N/A	N/A	N/A	509	1,018	2,036	N/A	400,166
	02/28/2024	(3)	N/A	393,750	787,500	N/A	N/A	N/A	N/A	N/A
Ms. Neil	02/28/2024	(1)	N/A	N/A	N/A	N/A	N/A	N/A	764	300,321
	02/28/2024	(2)	N/A	N/A	N/A	382	764	1,528	N/A	300,321
	02/28/2024	(3)	N/A	356,250	712,500	N/A	N/A	N/A	N/A	N/A
Mr. St. Romain	02/28/2024	(1)	N/A	N/A	N/A	N/A	N/A	N/A	1,272	500,010
	02/28/2024	(2)	N/A	N/A	N/A	636	1,272	2,544	N/A	500,010
	02/28/2024	(3)	N/A	525,000	1,050,000	N/A	N/A	N/A	N/A	N/A
Mr. Neff	02/28/2024	(1)	N/A	N/A	N/A	N/A	N/A	N/A	510	200,476
	02/28/2024	(2)	N/A	N/A	N/A	255	510	1,020	N/A	200,476
	02/28/2024	(3)	N/A	337,500	675,000	N/A	N/A	N/A	N/A	N/A

(1)Reflects time-based restricted stock awards granted under our 2007 LTIP. These awards cliff vest 50% after three years and 50% after five years.
(2)Reflects performance-based restricted stock awards granted under our 2007 LTIP. These awards cliff vest three years after the grant date, subject to the achievement of applicable performance criteria. See Compensation Discussion and Analysis “Long-Term Equity Award” for a discussion of the criteria.
(3)Reflects grants under our annual cash bonus program. See Compensation Discussion and Analysis, “Annual Incentive Plan.” The target and maximum amounts included in this table reflect the potential payments based on 2024 performance; the actual annual performance award payment amounts for 2024 are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The target payouts in this table reflect 125% of the 2024 base salary amount for Mr. Arvan, 100% of the 2024 base salary amount for Mr. St. Romain and 75% of the 2024 base salary amounts for the other NEOs. The maximum potential payouts are 200% of target for each of the NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Arvan	02/26/20	N/A	N/A	N/A	N/A	11,280	(1)	3,845,803	(8)	N/A		N/A
	02/24/21	N/A	N/A	N/A	N/A	8,800	(2)	3,000,272	(8)	N/A		N/A
	02/23/22	N/A	N/A	N/A	N/A	7,222	(3)	2,462,269	(8)	N/A		N/A
	02/22/23	N/A	N/A	N/A	N/A	N/A		N/A		8,388	(4)	2,859,805	(8)
	02/22/23	N/A	N/A	N/A	N/A	N/A		N/A		699	(5)	238,317	(8)
	02/28/24	N/A	N/A	N/A	N/A	4,452	(6)	1,517,865	(8)	2,226	(7)	758,932	(8)
Mrs. Hart	02/26/15	1,250	—	69.85	02/26/25	N/A		N/A		N/A		N/A
	02/25/16	2,750	—	80.78	02/25/26	N/A		N/A		N/A		N/A
	03/01/17	2,750	—	117.04	03/01/27	N/A		N/A		N/A		N/A
	02/28/18	2,500	—	138.03	02/28/28	N/A		N/A		N/A		N/A
	02/26/20	N/A	N/A	N/A	N/A	798	(1)	272,070	(8)	N/A		N/A
	02/24/21	N/A	N/A	N/A	N/A	786	(2)	267,979	(8)	N/A		N/A
	02/23/22	N/A	N/A	N/A	N/A	1,444	(3)	492,317	(8)	N/A		N/A
	02/22/23	N/A	N/A	N/A	N/A	N/A		N/A		2,098	(4)	715,292	(8)
	02/22/23	N/A	N/A	N/A	N/A	N/A		N/A		350	(5)	119,329	(8)
	02/28/24	N/A	N/A	N/A	N/A	1,018	(6)	347,077	(8)	509	(7)	173,538	(8)
Ms. Neil	02/26/20	N/A	N/A	N/A	N/A	1,085	(1)	369,920	(8)	N/A		N/A
	02/24/21	N/A	N/A	N/A	N/A	707	(2)	241,045	(8)	N/A		N/A
	02/23/22	N/A	N/A	N/A	N/A	1,204	(3)	410,492	(8)	N/A		N/A
	02/22/23	N/A	N/A	N/A	N/A	N/A		N/A		1,322	(4)	450,723	(8)
	02/22/23	N/A	N/A	N/A	N/A	N/A		N/A		74	(5)	25,230	(8)
	02/28/24	N/A	N/A	N/A	N/A	764	(6)	260,478	(8)	382	(7)	130,239	(8)
Mr. St. Romain	02/26/20	N/A	N/A	N/A	N/A	2,153	(1)	734,044	(8)	N/A		N/A
	02/24/21	N/A	N/A	N/A	N/A	1,336	(2)	455,496	(8)	N/A		N/A
	02/23/22	N/A	N/A	N/A	N/A	2,166	(3)	738,476	(8)	N/A		N/A
	02/22/23	N/A	N/A	N/A	N/A	N/A		N/A		2,518	(4)	858,487	(8)
	02/22/23	N/A	N/A	N/A	N/A	N/A		N/A		420	(5)	143,195	(8)
	02/28/24	N/A	N/A	N/A	N/A	1,272	(6)	433,676	(8)	636	(7)	216,838	(8)
Mr. Neff	07/25/23	N/A	N/A	N/A	N/A	N/A		N/A		926	(9)	315,710	(8)
	02/28/24	N/A	N/A	N/A	N/A	510	(9)	173,879	(8)	255	(9)	86,940	(8)

(1)These shares vested on February 26, 2025.
(2)These shares will vest on February 24, 2026.
(3)These shares vested 50% on February 23, 2025 and 50% will vest on February 23, 2027.
(4)These shares will vest on 50% on February 22, 2026 and 50% on February 22, 2028 if the performance-based vesting criteria is met.
(5)These shares will vest on February 22, 2026 to the extent the performance-based vesting criteria is met and will range from 0% to 200% of target. Shares presented above are based on achieving the threshold level of performance. At this time, we do not expect these awards to vest.
(6)These shares will vest 50% on February 28, 2027 and 50% on February 28, 2029.

(7)These shares will vest on February 28, 2027 to the extent the performance-based vesting criteria is met and will range from 0% to 200% of target. Shares presented above are based on achieving the threshold level of performance. At this time, we do not expect these awards to vest.
(8)Based on the market value of $340.94 per share of our Common Stock on December 31, 2024.
(9)These shares were forfeited when Mr. Neff departed the company in February 2025.

The table below summarizes the number of shares acquired and the dollar amounts realized by NEOs from the exercise of stock options and the vesting of restricted stock in 2024.

OPTION EXERCISES AND STOCK AWARDS VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Peter Arvan	—	$—	13,000	$5,083,780
Melanie Hart	2,500	817,200	1,646	640,973
Jennifer Neil	—	—	1,917	747,223
Kenneth St. Romain	—	—	3,906	1,522,871
Kristopher Neff	—	—	—	—

NONQUALIFIED DEFERRED COMPENSATION

Under our Deferred Compensation Plan, certain executives, including our NEOs, may elect to defer all or a portion of their base salary and annual non-equity incentive compensation. Participants choose to invest their deferrals in one or more specified investment funds. Participants may change their fund selections at any time, subject to certain limitations. The table below shows the funds available and their annual rates of return for the calendar year ended December 31, 2024 as reported by T. Rowe Price. Earnings are determined by the results of the individual investments.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Artisan International Fund	8.09%	TRP Retirement 2015 Fund	6.31%
Goldman Sachs Small Cap Value Fund	8.78%	TRP Retirement 2020 Fund	7.93%
Delaware Value Fund	7.55%	TRP Retirement 2025 Fund	7.11%
TRP Growth Stock Fund	11.21%	TRP Retirement 2030 Fund	8.85%
TRP Mid-Cap Growth Fund	12.85%	TRP Retirement 2035 Fund	7.84%
TRP Government Money Fund	4.43%	TRP Retirement 2040 Fund	9.43%
Vanguard 500 Index Fund	8.29%	TRP Retirement 2045 Fund	8.37%
TRP Small Cap Stock Fund	12.68%	TRP Retirement 2050 Fund	7.72%
JP Morgan Mid-Cap Value	11.59%	TRP Retirement 2055 Fund	7.70%
Dodge & Cox Income Fund	5.90%	TRP Retirement 2060 Fund	8.57%
TRP Retirement 2005 Fund	5.56%	TRP Retirement 2065 Fund	9.42%
TRP Retirement 2010 Fund	6.93%	TRP Value Fund	10.82%
Benefits under our Deferred Compensation Plan will be paid to our NEOs as each executive elects, but no earlier than one full year after the end of the plan year for which compensation is deferred or six months after termination of employment. However, upon a showing of financial hardship and certain other requirements, an NEO may be allowed to access funds in his or her deferred compensation account earlier than the beginning of the year following the executive’s retirement or termination. In the event of a change of control, all vested accrued benefits will automatically be accelerated and payable in full. The time and schedule of payments may also be accelerated if the participant becomes disabled, to fulfill a qualified domestic relations order, if the amount is less than $10,000 or to pay employment taxes. Benefits can be received either as a lump sum payment or in installments.

The following table summarizes the contributions and earnings for our NEOs in 2024 under our Deferred Compensation Plan.

Name	Executive Contributions in Last FY	Company Contributions in Last FY (1)	Aggregate Gains in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Peter Arvan	$650,219	$90,235	$267,476	$—	$3,052,420	(2)
Melanie Hart	26,106	18,115	9,741	—	124,400	(3)
Jennifer Neil	115,529	32,412	129,247	(163,645)	1,134,802	(4)
Kenneth St. Romain	115,644	44,022	91,184	—	2,097,618	(5)
Kristopher Neff	89,808	16,654	20,524	—	169,264	(6)
(1)These amounts are included in the Summary Compensation Table within All Other Compensation.
(2)Includes Company contributions of $28,185 in 2023 and $94,146 in 2022 disclosed in the Summary Compensation Table (All Other Compensation).
(3)Includes Company contributions of $15,923 in 2023 and $10,385 in 2022 disclosed in the Summary Compensation Table (All Other Compensation).
(4)Includes Company contributions of $40,588 in 2023 and $37,554 in 2022 disclosed in the Summary Compensation Table (All Other Compensation).
(5)Includes Company contributions of $52,201 in 2023 and $48,677 in 2022 disclosed in the Summary Compensation Table (All Other Compensation).
(6)Includes Company contributions of $6,539 in 2023 disclosed in the Summary Compensation Table (All Other Compensation).
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Effect on Outstanding Equity Awards of Termination of Employment or Change of Control

Our equity awards are subject to “double trigger” accelerated vesting upon a change of control, which is explained in more detail below.

Stock options granted to NEOs, subject to certain limitations, will:

•immediately vest and become fully exercisable upon an executive’s death or disability;
•immediately vest and become fully exercisable if the executive experiences a qualifying termination within two years after a change of control; a qualifying termination includes a termination by the Company without cause or a termination by the executive for good reason (which is defined as a diminution of the executive’s compensation or responsibilities, or a relocation of more than 50 miles);
•remain exercisable and continue to vest in accordance with the original vesting schedule upon retirement (which is defined under the terms of the agreement and includes continuous service to us for a period of at least ten years), provided the recipient complies with certain restrictive covenants;
•be forfeited, whether or not then exercisable, upon termination for cause; and
•remain exercisable for the shorter of 90 days or the remaining term upon a termination without cause, unless the Compensation Committee, in its discretion, allows the options to continue to vest in accordance with their original schedule and maintain their original termination date.

Shares of restricted stock, including performance-based restricted stock, granted to NEOs, subject to certain limitations, will:

•fully vest upon an executive’s death or disability;
•fully vest, with any applicable performance conditions waived, if the executive experiences a qualifying termination (as described above) within two years after a change of control;
•continue to vest in accordance with the original vesting schedule upon retirement, provided the recipient complies with certain restrictive covenants; and
•be forfeited upon any other termination of employment, whether voluntary or involuntary, unless the Compensation Committee, in its discretion, provides otherwise.

Under the agreements, “cause” is generally defined as the recipient’s (i) conviction of a felony or any crime or offense lesser than a felony involving the property of the Company; (ii) conduct that has caused demonstrable and serious injury to the Company, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned; or (iv) breach of duty of loyalty to the Company or other act of fraud or dishonesty with respect to the Company.

Assuming the executive’s termination of employment due to death or disability or a change of control and a qualifying termination occurred on December 31, 2024, the following table sets forth the value of all unvested shares of restricted stock held by the NEOs at
December 31, 2024 that would immediately vest upon such event.

	Number of Shares Unvested Awards		Value as of December 31, 2024 of Unvested Awards
Name	Option Awards	Stock Awards	Option Awards	Stock Awards (1)	Total Awards
Peter Arvan	—	51,842	$—	$17,675,011	$17,675,011
Melanie Hart	—	9,580	—	3,266,205	3,266,205
Jennifer Neil	—	6,906	—	2,354,532	2,354,532
Kenneth St. Romain	—	13,669	—	4,660,309	4,660,309
Kristopher Neff	—	2,456	—	837,349	837,349

(1)We calculated by multiplying the number of shares of unvested restricted stock by the closing price of our Common Stock as of December 31, 2024.
Severance Payments upon Termination without Cause

Upon termination other than for cause, Mr. Arvan is entitled to receive his base salary for a period of twelve months after termination, and the other remaining NEOs are entitled to receive their respective base salaries for a period of six months. In addition, the NEOs would also be entitled to receive reimbursement of health insurance premiums for a period of six months (representing an aggregate value of approximating $2,500 for each NEO as of December 31, 2024). Receipt of these severance benefits is conditioned upon the executive’s execution and non-revocation of a general release of claims and his or her continued compliance with any applicable post-termination obligations.

The table below presents the cash severance that would be payable upon termination without cause to each NEO serving as of December 31, 2024.

Name	Cash Severance Payment upon Termination Without Cause
Peter Arvan	$875,000
Melanie Hart	262,500
Jennifer Neil	237,500
Kenneth St. Romain	262,500
Kristopher Neff	225,000

The NEOs are not entitled to any additional compensation, perquisites or other personal benefits upon a change of control, retirement or termination, except for future payments under our 401(k) Plan and Deferred Compensation Plan.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the tables below provide information regarding the relationship between executive compensation and our financial performance for each of the last five completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that we reported in the Summary Compensation Table, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. “Compensation actually paid” does not reflect value actually realized by our NEOs during the year or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. Rather, “compensation actually paid” is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity awards. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the fiscal years 2020 through 2024. Note that for our NEOs other than our principal executive officer (the PEO), compensation is reported as an average.

Pay versus Performance Table

					Value of Initial $100 investment based on:
Year	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid (CAP) to PEO(1)	Average SCT Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEOs	POOL Total Stockholder Return (TSR)	S&P 500 Index TSR	Net Income (GAAP) Reported	Adjusted Diluted Earnings per Share(3)
2024	$5,279,413	$1,350,893	$1,494,243	$845,847	$168.93	$197.02	$434,325	$11.07
2023	6,103,488	10,653,040	1,911,059	2,453,933	195.05	157.60	523,229	13.18
2022	5,846,697	(6,623,441)	1,818,217	(865,205)	146.09	124.79	748,462	18.43
2021	5,575,384	17,440,932	1,982,103	4,184,316	270.70	152.39	650,624	15.18
2020	5,057,337	13,029,242	2,283,466	5,607,994	176.95	118.40	366,738	8.42

(1) For each fiscal year included in the table, Peter D. Arvan served as our PEO. The following table details the amounts we deducted or added to Mr. Arvan’s total compensation as reflected in the Summary Compensation Table to arrive at compensation actually paid referenced in this table.

Year	(SCT) Total for PEO	Less: Reported Value of Equity Awards	Fair Value (FV) at 12/31 of Unvested Equity Awards Granted During the Year(4)	Year-Over-Year Change in FV of Equity Awards Granted in Prior Years that Vested in Year(4)	Year-Over-Year Change in FV of Unvested Equity Awards Granted in Prior Years(4)	Dividends Paid on Unvested Awards	CAP to PEO
2024	$5,279,413	$(3,500,074)	$1,517,865	$(99,450)	$(2,061,811)	$214,950	$1,350,893
2023	6,103,488	(3,500,354)	3,344,379	599,830	3,884,307	221,390	10,653,040
2022	5,846,697	(3,000,163)	2,183,427	(225,776)	(11,622,574)	194,948	(6,623,441)
2021	5,575,384	(2,889,832)	4,980,800	—	9,600,503	174,077	17,440,932
2020	5,057,337	(2,481,713)	4,201,800	—	6,138,200	113,618	13,029,242

(2) The following table details the average amounts we deducted or added to the non-PEO NEOs’ average total compensation as reflected in the Summary Compensation Table to arrive at the average compensation actually paid referenced in this table. The non-PEO NEOs for each year reported are as follows:

•2024: Melanie Hart, Jennifer Neil, Kenneth St. Romain and Kristopher Neff
•2023: Melanie Hart, Jennifer Neil, Kenneth St. Romain and Kristopher Neff
•2022: Melanie Hart, Jennifer Neil, Kenneth St. Romain and Jeffrey Clay
•2021: Melanie Hart, Jennifer Neil, Kenneth St. Romain, Jeffrey Clay and Mark Joslin
•2020: Mark Joslin, A. David Cook, Jennifer Neil and Kenneth St. Romain

Year	Average SCT Total for Non-PEO NEOs	Less: Average Reported Value of Equity Awards	Average FV at 12/31 of Unvested Equity Awards Granted During the Year(4)	Year-Over-Year Average Change in FV of Equity Awards Granted in Prior Years that Vested in Year(4)	Year-Over-Year Average Change in FV of Unvested Equity Awards Granted in Prior Years(4)	Average FV of Forfeited Equity Awards Granted in Prior Years(4)	Average Dividends Paid on Unvested Awards		Average CAP to Non-PEO NEOs
2024	$1,494,243	$(700,487)	$303,778	$(17,789)	$(267,807)	$—	$33,909		$845,847
2023	1,911,059	(769,547)	684,186	135,758	461,371	—	31,106		2,453,933
2022	1,818,217	(625,000)	363,854	(317,677)	(1,593,663)	(541,096)	30,160	—	(865,205)
2021	1,982,103	(637,865)	1,099,398	(190,342)	1,897,400	—	33,622		4,184,316
2020	2,283,466	(823,113)	1,393,616	28,745	2,678,407	—	46,873		5,607,994

(3) The table below reconciles diluted earnings per share to adjusted diluted earnings per share for each of the years presented.

	Year Ended December 31,
	2024	2023	2022	2021	2020
Diluted EPS	$11.30	$13.35	$18.70	$15.97	$8.97
ASU 2016-09 tax benefit	(0.23)	(0.17)	(0.27)	(0.74)	(0.70)
Adjusted diluted EPS without ASU 2016-09 tax benefit	11.07	13.18	18.43	15.23	8.27
After-tax (recovery) impairment charges	—	—	—	(0.05)	0.15
Adjusted diluted EPS without ASU 2016-19 tax benefit and after-tax (recovery) impairment charges	$11.07	$13.18	$18.43	$15.18	$8.42

(4) In determining the fair value of unvested equity awards, for the EPS performance-based awards granted in 2023 and 2024, as of December 31, 2024, we do not expect these awards to vest and, accordingly, assigned a value of zero to those awards. For all other equity awards, we applied the same methodology used to determine grant date fair value of equity awards for purposes of SCT reporting but calculated as of the last day of the year or applicable vesting date, with no material changes to the underlying assumptions for any of the awards since grant date.

2024 Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy. The table below lists the three financial metrics that our Compensation Committee identified as the most important performance measures in their compensation-setting process for our NEOs.

Financial Performance Measure
Adjusted diluted EPS
Cash provided by operations
Operating income

Relationship between Compensation Actually Paid and Performance
The graphs below show the relationship of “compensation actually paid” to our PEO and other NEOs to (i) TSR of both our Company and the S&P 500 Index, (ii) our net income and (iii) our adjusted diluted EPS.

CAP to Company TSR and S&P 500 Index TSR
Compensation Actually Paid
$17,500,000
$12,500,000
$7,500,000
$2,500,000
$(2,500,000)
$(7,500,000)
$300
$250
$200
$150
$100
$50
$-
Value of Initial Fixed $100 Investment at December 31, 2020
2020
2021
2022
2023
2024
CAP to PEO
Avg CAP to other NEOs
POOL TSR
S&P 500 Index TSR

CAP to Net Income
$17,500,000
$12,500,000
$7,500,000
$2,500,000
$(2,500,000)
$(7,500,000)
Compensation Actually Paid
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Net Income
2020
2021
2022
2023
2024
CAP to PEO
Avg CAP to other NEOs
Net Income

CAP to Adjusted Diluted EPS
Compensation Actually Paid
$17,500,000
$12,500,000
$7,500,000
$2,500,000
$(2,500,000)
$(7,500,000)
Adjusted Diluted EPS
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
2020
2021
2022
2023
2024
CAP to PEO
Avg CAP to other NEOs
Adjusted Diluted EPS

DIRECTOR COMPENSATION

The many responsibilities and risks of serving as a director of a public company require that we provide adequate compensation in order to attract and retain highly qualified and productive directors. Our directors play an important role in guiding our strategic direction and overseeing our management.
We intend to compensate our non-executive directors at a level that approximates median market practice. The Compensation Committee regularly reviews the components and amounts of non-employee director compensation, periodically retaining an independent compensation consultant to assist with its review. In benchmarking director pay, the Compensation Committee uses the same group of companies used to benchmark executive compensation, as described earlier in the “Compensation Discussion and Analysis” section of this proxy statement.
In May 2023, following their review of non-executive director compensation compared to the peer group, which included a review by Pearl Meyer in the fall of 2022, the Compensation Committee updated the program to more closely align our director compensation with peer group practices. No changes have been made since that time. The table below outlines the current annual compensation program for our non-employee directors.

Compensation Element	Amount
Non-employee director cash retainer	$85,000
Additional chairman cash retainer	135,000
Audit Committee chair	25,000
Compensation Committee chair	20,000
Nominating and Corporate Governance chair	15,000
Strategic Planning chair	15,000
Audit Committee member	10,500
Compensation Committee member	10,500
Nominating and Corporate Governance member	7,500
Strategic Planning member	7,500
Director equity grant	125,000

Our directors do not receive separate per meeting fees for attending Board or committee meetings, but we do reimburse them for reasonable out-of-pocket expenses they incur to attend Board and committee meetings and director education programs.
All non-employee directors receive an annual equity award valued at the time of grant at $125,000 and may also elect to receive equity grants in lieu of their cash compensation. In 2024, each director was permitted to elect to receive his or her annual equity compensation in the form of (i) 824 stock options with an exercise price equal to our Common Stock’s closing price on the grant date; or (ii) 348 shares of restricted stock. The annual equity awards are granted on the date of the annual meeting of stockholders and, except under certain limited circumstances, the stock options and restricted stock vest no earlier than one year after the grant date, and any options granted are exercisable for up to ten years after the grant date. All of our directors elected to receive his or her 2024 equity compensation in the form of restricted stock awards, except Mr. Perez de la Mesa who chose to receive his 2024 equity compensation in the form of stock options.

The table below summarizes the compensation we paid to our non-executive directors during the year ended December 31, 2024.

Director	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
Martha Gervasi	$112,500	$125,106	$—	$237,606
James Hope	117,500	125,106	—	242,606
Kevin Murphy (2)	47,750	—	—	47,750
Debra Oler	110,500	125,106	—	235,606
Manuel Perez de la Mesa	85,000	—	125,174	210,174
Carlos Sabater	103,000	125,106	—	228,106
Robert Sledd (3)	70,667	—	—	70,667
John Stokely	220,000	125,106	—	345,106
David Whalen	123,250	125,106	—	248,356

(1)Amounts shown do not reflect compensation actually received by the directors. Instead, these amounts reflect the estimated fair value of the awards on the grant date.
(2)Mr. Murphy joined the Board on June 3, 2024 and did not receive an equity award in 2024.
(3)Mr. Sledd retired effective May 2024 at the annual meeting.
As of December 31, 2024, stock awards and stock options outstanding for each non-executive director included the following:

Director	Stock Awards Outstanding	Options Outstanding	Options Exercisable
Ms. Gervasi	348	—	—
Mr. Hope	348	—	—
Mr. Murphy	—	—	—
Mrs. Oler	348	—	—
Mr. Perez de la Mesa	—	110,673	109,849
Mr. Sabater	348	—	—
Mr. Stokely	348	—	—
Mr. Whalen	348	—	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee Charter requires that the Audit Committee review and approve all transactions with related parties of the type that would be required to be disclosed in this proxy statement and as may otherwise be required by Nasdaq.

The Audit Committee was not requested to, and did not approve, any such transactions in fiscal year 2024.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF POOL CORPORATION
FOR THE YEAR ENDED DECEMBER 31, 2024
The Audit Committee reviews the Company’s accounting and financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting.

In this context, the Audit Committee has met and held discussions with management, the Company’s internal auditors and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm the firm’s independence from the Company and management and has received the written disclosures and letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee has discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC. The Audit Committee has also approved the selection of the Company’s independent registered public accounting firm for the 2025 fiscal year.

AUDIT COMMITTEE
James D. Hope, Chair
Carlos A. Sabater
David G. Whalen

The Audit Committee Report set forth above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

The Audit Committee has approved the retention of Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and recommends the ratification of such retention by the stockholders. The Audit Committee reviews the performance of the independent registered public accounting firm annually. If the stockholders do not ratify the selection of EY, the Audit Committee will reconsider this appointment. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, select a different independent auditor at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

We expect representatives of EY will participate in the Annual Meeting, with the opportunity to make any statement they desire at that time and to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required for ratification of the retention of EY as the Company’s independent registered public accounting firm.

The Board of Directors unanimously recommends that you vote FOR the ratification of the retention of EY as our independent registered public accounting firm for fiscal year 2025.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by EY for the audit of the Company’s annual financial statements for the years ended December 31, 2024 and 2023, and fees billed for other services rendered by EY.

	2024	2023
Audit fees (1)	$1,554,618	$1,441,234
Tax fees (2)	9,001	5,199
Total	$1,563,619	$1,446,433

(1)Audit fees pertain to the audit of the financial statements included in our Annual Report on Form 10-K, the audit of our internal control over financial reporting and the review of the financial statements included in our Quarterly Reports on Form 10-Q. Audit fees for both years also include services for the statutory audits of certain of our international operations.

(2)Tax fees relate to tax compliance fees billed in 2024 and 2023.
The Audit Committee preapproves all audit and permissible non-audit services before such services begin. Mr. Hope, Audit Committee Chair, has the delegated authority to preapprove such services, and these preapproval decisions are presented to the full Audit Committee at the next scheduled meeting. During fiscal years 2024 and 2023, the Audit Committee and/or the Audit Committee Chair preapproved 100% of the services performed by EY. You can read the Procedures for Pre-approval of Services by the Company’s Independent Audit Firm on our website at www.poolcorp.com under the “Investors” section under the “Governance” link.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 3)

In accordance with Section 14A of the Exchange Act, we are asking stockholders for their non-binding advisory approval (also called a “say-on-pay” vote) of the compensation of our Named Executive Officers (NEOs) as described earlier in detail under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

Our executive compensation program is designed to attract, motivate and retain our NEOs in a way that rewards performance and is linked to attaining our strategic goals and sustained increases in stockholder value. We believe that our executive compensation program reflects an overall pay-for-performance culture, which is strongly aligned with the long-term interests of our stockholders. Over the past five years, our business has experienced significant, but not linear, growth. During the COVID-19 pandemic (generally 2020 through 2022), we experienced unprecedented demand, driving up sales and earnings. In the latter half of 2022 through 2024, these trends moderated resulting in significantly reduced discretionary spending on new pool construction and remodeling activities.

We are pleased with the outcome of our full year 2024 results, which included a fourth consecutive year of sales exceeding $5.0 billion, and the way we managed the business in a year with continued macroeconomic pressures and lower levels of consumer discretionary spending. Net sales decreased 4% in 2024 to $5.3 billion, while gross profit of $1.6 billion was down 5% from 2023. Operating expenses increased 5%, reflecting close management of variable costs that partially offset inflationary wage, rent and insurance increases and higher costs associated with the expansion of our network and technology initiatives. Operating income for the year decreased 17% to $617.2 million. Despite contracted sales, we maintained our commitments to expanding our footprint and technology services to our customers. By continuing to make the right choices to focus on our long-term growth and profitability, we maintained our expanded 2020 operating margin, and we believe we are well positioned for the future.

Solid earnings combined with excellent working capital management, including a $76.2 million reduction in inventory, propelled our operating cash flow generation to nearly $660 million. We also continued our long history of increasing our dividend rate and conducting share repurchases. During the year, we repurchased approximately 843,000 shares, or 2.2% of our outstanding shares at December 31, 2023, and returned $483.4 million of cash to stockholders through these repurchases and dividends while also reducing total debt outstanding by $103.0 million. We believe it is important to evaluate our 2024 performance not only in comparison with the previous year but with a longer view to include the full scope of the effects of the COVID-inspired industry surge and the ensuing industry stabilization and return to a more historical cadence. Nonetheless, executive compensation in 2024 was lower than 2023, demonstrating the strong linkage between pay and performance created by our executive compensation structure and incentive plan designs.

Under our compensation plans, above market stockholder returns correlate with above market compensation and below market stockholder returns correlate with below market compensation. We believe that performance-based compensation with both short-term and long-term components serves to align executive interests with long-term stockholder interests while mitigating the motivation to take undue risk in the management of the business. Under our program, our performance impacts both short-term and long-term compensation, as superior performance will result in additional compensation through our annual cash performance program and increased value of our equity grants over the long term.  Our goal is for the portion of compensation that is at-risk (both short-term and long-term) to constitute a substantial and meaningful portion of total compensation for each executive and for sustained long-term growth to result in the greatest compensation opportunities.

At our 2024 annual meeting of stockholders, 93.8% of our stockholders approved our executive compensation. We are asking stockholders to vote FOR the approval of the compensation paid to the Company’s NEOs as disclosed in this proxy statement. This vote is intended to address the overall 2024 compensation of the NEOs and the philosophy, policies and practices described in this proxy statement rather than any specific item of compensation.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required to approve, on an advisory basis, the 2024 compensation of the NEOs as described in this proxy statement. While this say-on-pay vote is advisory and therefore non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding executive compensation.

The Board of Directors unanimously recommends that you vote FOR the advisory approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

STOCKHOLDER PROPOSALS AND BOARD NOMINATIONS
To be considered for inclusion in the proxy materials related to our 2026 annual meeting of stockholders, we must receive stockholder proposals no later than November 27, 2025. If such proposal is timely received and complies with all requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.
In addition, our Bylaws provide that in connection with an annual meeting of stockholders, a stockholder, or a group of up to 20 stockholders, owning 3% or more shares of our common stock continuously for the prior three years, may nominate and include in our proxy materials stockholder nominees for election to the Board constituting the greater of two stockholder nominees or 20% of the total number of directors in office (rounded down to the nearest whole number, which currently equates to one director based on our current nine-member Board), subject to compliance with the requirements set forth in the Bylaws. For our 2026 annual meeting of stockholders, the Company’s corporate secretary must receive written notification in compliance with our Bylaws no earlier than October 28, 2025 and no later than November 27, 2025.
Our Bylaws also require that any stockholder who desires to nominate a director or present a proposal before the 2026 annual meeting, but does not wish to have it included in our proxy statement, must notify the Company’s corporate secretary no earlier than June 30, 2025 and no later than November 27, 2025. The notice must include the information required under our Bylaws.
In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in conformity with the SEC’s universal proxy rules in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

By Order of the Board of Directors,
Jennifer M. Neil
Corporate Secretary

Covington, Louisiana
March 27, 2025

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on April 29, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/POOL2025

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

POOL CORPORATION 109 NORTHPARK BLVD. COVINGTON, LA 70433
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on April 29, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
POOL CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of Directors	For	Against	Abstain
	Nominees:				The Board of Directors recommends you vote FOR Proposals 2 and 3.
	1a. Peter D. Arvan	☐	☐	☐			For	Against	Abstain
	1b. Martha “Marty” S. Gervasi	☐	☐	☐	2.	Ratification of the retention of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the 2025 fiscal year.	☐	☐	☐
	1c. James “Jim” D. Hope	☐	☐	☐	3.	Say-on-pay vote: Advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐
	1d. Kevin M. Murphy	☐	☐	☐
	1e. Debra S. Oler	☐	☐	☐
	1f. Manuel J. Perez de la Mesa	☐	☐	☐	Note: Such other business as may properly come before the meeting or any adjournment thereof.
	1g. Carlos A. Sabater	☐	☐	☐
	1h. John E. Stokely	☐	☐	☐
	1i. David G. Whalen	☐	☐	☐

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

POOL CORPORATION
2025 ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, APRIL 30, 2025 AT 9:00 AM CENTRAL TIME AT
  www.virtualshareholdermeeting.com/POOL2025

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
POOL CORPORATION

We cordially invite you to virtually attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Pool Corporation, which will be held on Wednesday, April 30, 2025, at 9:00 AM Central Time. The Annual Meeting will be held in a virtual meeting format only. You will not be able to physically attend the Annual Meeting. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/POOL2025, entering the 16-digit control number included on your proxy card, and following the instructions for participation and voting.

The undersigned hereby appoints Jennifer M. Neil and Melanie M. Hart, or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy card and, in their discretion, on all other matters which may properly come before the meeting, all shares of Common Stock of Pool Corporation held of record by the undersigned on March 12, 2025, at the Annual Meeting to be held on April 30, 2025, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed but no directions are given, this proxy will be voted FOR the election of each director nominee named on the reverse side and FOR proposals 2 and 3. The proxy holders named above will vote as recommended by the Board of Directors on any other matter that may properly come before the meeting.

Continued and to be signed on the reverse side